ASSETS PURCHASE AGREEMENT


     This is an Assets Purchase Agreement dated as of November 20,1996, (this "Agreement"), between Florida Gaming Corporation, a Delaware Corporation ("Purchaser"), Florida Gaming Centers, Inc., a wholly owned subsidiary of Purchaser (the "Subsidiary"), and WJA Realty Limited Partnership, a Massachusetts limited partnership ("Seller").

                             RECITALS

     A. Seller is engaged in the business of the operation of Jai Alai (and related businesses, including inter track wagering)in Miami, Tampa, and Ocala, Florida.

     B. Seller wishes to sell, and Purchaser wishes to purchase, upon the terms and conditions set forth in this Agreement, substantially all of Seller's assets.

     C. This Agreement is the definitive acquisition agreement contemplated by and superseding the letter agreement among the parties dated October 9, 1996.

     NOW, THEREFORE, in consideration of the mutual benefits and covenants contained herein, and subject to the terms and conditions set forth herein, the parties agree as follows:

                            Section 1
                           Definitions

     1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Accounts Receivable" shall mean all of Seller's accounts receivable which exist on the Closing Date.

          "Assets" shall mean all of Seller's assets and all assets used in the conduct of the Business (other than the assets described on Schedule 1.01(A)), including, without limitation, the Accounts Receivable, Contract Rights, Equipment, Good Will, Inventory, Permits and Real Property, and Seller's Intellectual Property, name, and positive cash account, if any.

          "Assignment of Contracts" shall mean the Assignment of Contracts, substantially in the form attached hereto as Annex 1.01(B), pursuant to which Seller shall assign the Contracts to Purchaser.

          "Assignment of Lease" shall mean the Assignment of Lease, substantially in the form attached hereto as Annex 1.01(C), pursuant to which Seller shall assign to Purchaser its lease of the portion of the Real Property which Seller leases.

          "Assignment of Land Trust Interest" shall mean the Assignment of Beneficial Interest in Land Trust, substantially in the form attached hereto as Annex 1.01(N), pursuant to which Seller shall assign to Purchaser Seller's interest as beneficiary under the Land Trust.

          "Bill of Sale" shall mean the Bill of Sale, substantially in the form attached hereto as Annex 1.01(D), pursuant to which Seller shall transfer to Purchaser all of the Assets other than the Contracts, including but without limitation the Accounts Receivable, Equipment, Good Will, Inventory and Permits, and Seller's Intellectual Property, name, and positive cash account, if any.

          "Business" shall mean all business conducted at or from the Real Property including, without limitation, the operation of Jai Alai (and related businesses, including, without limitation, inter track wagering and the sale of food and beverages) in Miami, Tampa, and Ocala, Florida. [and all business, wherever conducted, related to the foregoing and conducted by Roger M. Wheeler, Jr. ("RMW"), as Individual General Partner of Seller, or by any employee, agent or other representative of Seller].

          "Closing" shall mean the consummation of the transactions contemplated in this Agreement in accordance with the provisions of Section 9.

          "Closing Date" shall mean the later of (i) November 30, 1996, or
(ii) the third business day after the condition set forth in Section 7.05 of this Agreement has been satisfied, or such other date to which the parties may mutually agree.

          "Closing Financial Statements" shall mean Seller's most recent unaudited balance sheet, prepared in the ordinary course of business, available on the Closing Date (the "Closing Balance Sheet"), and the most recent related unaudited statement of operations, prepared in the ordinary course of business, available on the Closing Date (the "Closing Income Statement"), copies of which shall be delivered to Purchaser at or before the Closing.

          "Consulting Agreements" shall mean the Consulting and Noncompetition Agreements, in the forms attached hereto as Annex 1.01(E), to be entered into among Purchaser and Richard P. Donovan and Roger M. Wheeler, Jr. (the "Consultants") at the Closing.

          "Contracts" shall mean all contracts, leases and other commitments, whether written or oral, to which Seller is a party or otherwise obligated, other than this Agreement, the Guaranty Agreement and the Other Agreements.

          "Contract Rights" shall mean all rights of Seller under any of the Contracts.

          "Current Financial Statements" shall mean Seller's most recent unaudited balance sheet, prepared in the ordinary course of business, available at the date of this Agreement (the "Current Balance Sheet"), and the most recent related unaudited statement of operations, prepared in the ordinary course of business, available at the date of this Agreement (the "Current Income Statement"), copies of which are delivered herewith as Annex 1.01(G).

          "Equipment" shall mean all furniture, fixtures, machinery, equipment, vehicles and other tangible personal property owned by Seller and all other furniture, fixtures, machinery, equipment and other tangible personal property used in the operation of the Business, together with all manufacturers'warranties pertaining to the same, to the extent that such warranties may exist and be assignable.

          "Financial Statements" shall mean the Seller's audited balance sheets, audited statements of operations, audited statements of partners' equity, and audited statements of cash flows as of its fiscal years ended December 31, 1995, 1994, 1993 and 1992, respectively, copies of which are delivered herewith as Annex 1.01(I).

          "Good Will" shall mean Seller's good will and name, and the going concern value of Seller's business.

          "Guaranty Agreement" shall mean the Guaranty Agreement, in the form delivered herewith as Annex 1.01(O), to be signed and delivered by Purchaser to Seller at the Closing.

          "Intellectual Property" shall mean trade names, trademarks or service marks, together with the Good Will associated therewith; copyrights; pending or issued registrations for any of the foregoing; patents and patent applications; unpatented inventions; trade secrets and other confidential or proprietary information, computer programs, processes, formulas and methods; and all other intangible property rights of any kind.

          "Inventory" shall mean the raw materials, manufacturing supplies, packaging materials, purchased products, finished goods and all other goods, merchandise and materials owned by Seller, as more particularly described (including storage locations) on Schedule 1.01(J).

          "Knowledge" of Roger M. Wheeler, in any capacity including without limitation in his capacity as the Individual General Partner of Seller, shall mean the actual conscious knowledge of RMW, without any obligation to make any investigation for the purpose of obtaining further information, and shall not include any imputed or derivative information known to others but not consciously known to RMW. "Knowledge" of Seller shall refer to matters which are known, or which with the exercise of reasonable care should have been known, by the Seller after consultation with Seller's current executive management and supervisory personnel, and after their due investigation of corporate records and due inquiry (provided that in making due inquiry with respect to any matter, Seller shall not be required to make an inquiry beyond that which a reasonable person would make under the circumstances).

          "Land Trust" shall mean the Trust Agreement dated January 3, 1979, and known as Trust Number 5003471, between Miami Jai-Alai, Inc., a predecessor of Seller, and City National Bank of Miami, Miami, Florida, as trustee, as such Trust Agreement may have been amended from time to time.

          "Liabilities" (whether or not capitalized) shall mean all accounts payable, notes payable, liabilities, commitments, indebtedness or obligations of any kind whatsoever, whether absolute, accrued, contingent, matured or unmatured, direct or indirect, known or unknown, whether arising in tort or contract or otherwise, of Seller, or to which any of Seller's properties or assets are subject. Liabilities arising pursuant to contracts are referred to herein as Contract Liabilities. All other Liabilities are referred to herein as Tort Liabilities.

          "Material" (whether or not capitalized) shall include any matter which might influence Purchaser's decision to consummate the transactions contemplated herein.

          "Other Agreements" shall mean the Assignment of Contracts, Assignment of Lease, Bill of Sale, Consulting Agreements, Assignment of Land Trust Interest and all other agreements, certificates, opinions, instruments or documents contemplated by, required by or referred to in, this Agreement for the consummation of the transactions contemplated hereby.

          "Permits" shall mean all permits, licenses, franchises, approvals, certificates or authorizations of any federal, state or local governmental or regulatory body required in order to permit the Business to be carried out.

          "Person" shall mean any individual, person, firm, trust, partnership, corporation or other business entity.

          "Real Property" shall mean all real estate owned of record by Seller, or held in the Land Trust, or leased or used by it, a description of which, including a brief description of all structures and improvements located thereon, is set forth on Schedule 1.01(M).

     1.02 Additional Terms. Other capitalized terms used in this Agreement but not defined in Section 1.01 above shall have the meanings ascribed to them wherever such terms first appear in this Agreement; or, if no meanings are so ascribed, the meanings customarily associated with such terms in the gaming industry.

                            Section 2

                        Purchase and Sale

     2.01 Purchase of the Assets. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, transfer and deliver to the Subsidiary, and the Subsidiary hereby agrees to purchase, the Assets.

     2.02 Purchase Price. The purchase price (the "Purchase Price") for the Assets shall be (a) the cancellation of Seller's bank notes and all related obligations (the "Seller Notes") recently acquired by Purchaser from the Bank of Oklahoma, National Association ("BOK"), and

     (b) a profit sharing arrangement described in Section 2.06, below (the "Profit Sharing Arrangement"), and

     (c) Assumption by the Subsidiary of, and agreement to pay the following items (the "Assumed Liabilities")

          1.   The following Liabilities of Seller ("Regular Assumed
               Liabilities"):

               (A)  All Liabilities of Seller stated on the
                    balance sheet of the Closing Financial
                    Statements.

               (B) The principal amount outstanding under a $500,000 promissory note owed to Wheeler-
                    Phoenix, Inc. (the "Wheeler-Phoenix Note");
                    provided, that Purchaser shall have no obligation to pay any amounts on the Wheeler-Phoenix Note other than the repayment of principal over a ten year period following the Closing Date in equal annual installments and the annual payment of interest at an annual rate of 6%; Purchaser may at any time and from time to time prepay all or part of its obligation hereunder without penalty or premium.

               (C)  All Liabilities of Seller (other than Tort
                    Liabilities) arising in the ordinary course of the Business after the date of the Closing
                    Financial Statements.

               (D) All Liabilities of Seller arising under any of the Contracts.

               (E) All Tort Liabilities of Seller arising in the ordinary course of the Business to the extent that (i) such Tort Liabilities are covered by insurance previously maintained by Seller and to be maintained by Buyer after the Closing, or (ii) such Tort Liabilities would have been covered by such insurance but for deductibles under such insurance policies that shall not exceed $100,000 per occurrence or $500,000 in the aggregate.

               (F) All Liabilities described on any Schedule to this Agreement or in any of the Other
                    Agreements.

          2. Any other Liabilities of the Seller arising in the ordinary course of the Business to the extent that they do not exceed $250,000 in the aggregate
               (Special Assumed Liabilities).

     (d) Guaranty by Purchaser, pursuant to the Guaranty Agreement, of payment and performance by the Subsidiary of the obligations of the Subsidiary under the Profit Sharing Arrangement.

     2.03 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as set forth on Schedule 2.03 hereto. Purchaser and Seller shall report the transactions con-templated herein for all tax purposes in accordance with such allocation and, in any proceeding related to the determination of any tax, neither Purchaser nor Seller shall contend or represent that such allocation is not a correct allocation.

     2.04 Seller's Liabilities. Except as described in Section 2.02, Purchaser is not assuming, and the parties do not intend for Purchaser to assume, pursuant to this Agreement or otherwise, any of the Liabilities, and Seller agrees and confirms that it is, and will remain, responsible for and will pay any and all of the Liabilities which are not assumed pursuant to Section 2.02.

     2.05 Employees of Seller.     The following special provisions
regarding Seller's employees supersede any inconsistent provisions of general application in this Agreement.

     (a) For the period beginning at the Closing and ending at the close of business on December 31, 1996 (the "Employee Lease
Period"), Seller shall provide the Subsidiary with the full time use of all of its employees (the "Leased Employees"); provided, Subsidiary, in its discretion may from time to time by notice in writing to Seller designate persons to be excluded from the Leased Employees.
The Subsidiary shall reimburse Seller for the full amount of its direct costs of employing the Leased Employees during the Employee Lease Period at rates consistent with those in effect prior to the Closing (including the cost of all employee benefit plans as defined in Section 3.24 of this Agreement and any costs incurred in connection with the termination of an employee during the Employee Lease Period after the Subsidiary designates that such employee is not to be a Leased Employee). Seller shall use its good faith efforts to maintain for the benefit of the Subsidiary the good will and services of all of its employees not designated by the Subsidiary as excluded from Leased Employees.

     (b) Effective January 1, 1997, (i) Seller shall cease providing the Subsidiary with the use of the Leased Employees,
(ii) the Subsidiary may hire any or all of the Leased Employees,
(iii) the Subsidiary shall assume and honor all employment contracts listed on Schedule 1.01(F), and (iv) the Subsidiary may, but shall not be required to, assume any collective bargaining agreements of the Seller

     (c) If the Closing takes place after December 31, 1996, subparagraph 2.05(a) shall be of no effect and subparagraph
2.05(b) shall be effective at the Closing rather than January 1, 1997.

     2.06 Profit Sharing Arrangement.

          (a)  The Subsidiary.     Purchaser shall take all
necessary steps so that immediately after the Closing, the Subsidiary's assets and liabilities shall consist solely of the following:

               (1) All assets owned by Purchaser and used in connection with the operation of Purchaser's Jai Alai and intertrack wagering facility in Ft. Pierce, Florida, and all Liabilities incurred in connection with such operation (including, without limitation, leases, contracts, etc.). (The only real property that shall be included in such assets shall be that real property previously acquired by Purchaser from Seller.)

               (2)  The Assets and the Assumed Liabilities.

               (3)  The assumption of Purchaser's obligations to
                    BOK incurred in connection with Purchaser's
                    acquisition of the Seller Notes.            .

               (4) An interest bearing debt to Purchaser in the amount of $6,000,000.

               (5) All unpaid liabilities incurred by Purchaser (and debt to Purchaser in the amount of any of such liabilities paid by Purchaser) in connection with card room gaming to be conducted by the Subsidiary and all related assets of Purchaser acquired in exchange for incurring such liabilities.

     (b) Subsidiary Net Profits. The Profit Sharing Arrangement will be based on the net profits before income taxes (e.g., before any reimbursement to Purchaser of the income tax attributable to the Subsidiary) of the Subsidiary ("Net Profits"). Net Profits shall be determined (a) in accordance with generally accepted accounting principles, applied consistently with those previously applied to Purchaser, but (b) as if the Subsidiary was a stand alone entity and not part of any other consolidated group or subject to other similar tax and accounting treatments.

     (c) 20% Payments. Purchaser shall cause Subsidiary to, and the Subsidiary shall, pay to Seller 20% (the "20% Payment") of the cumulative Net Profits of the Subsidiary (a) for each of the calendar years 1997 through 2006 (the "Ten Year Period"), subject to a cumulative $1,000,000 per year cap (the "20% Cap"). To determine the amount of the 20% Payment, the following calculation shall be made as of the end of each of the calendar years during the Ten Year Period:

          (A) The Net Profits for each completed year during the Ten Year Period shall be added together; if this results in a negative number, there will be no 20% Payment with respect to the year most recently completed.

          (B) If the result of (A) is positive, that result shall be multiplied by 20 percent.

          (C) The sum of all amounts previously paid in 20% Payments will then be subtracted from the result of (B); if this results in a negative number, there will be no 20% Payment with respect to the year most recently completed.

          (D) If the result of (C) is positive, the 20% Payment will be the lesser of the result of (C) and the 20% Cap. The 20% Cap for each year shall be equal to (i) the product of $1,000,000 multiplied by the number of years of the Ten Year Period then completed, minus (ii) the sum of all amounts previously paid in 20% Payments.

     (d)  5% Payments.   If the Subsidiary has Net Profits in any
of the calendar years during the Ten Year Period in excess of $5,000,000, but does not receive 20% Payments on a portion of those Net Profits because of the 20% Cap (the "Capped Portion"), Purchaser shall cause the Subsidiary to, and the Subsidiary shall, pay to Seller 5% (the "5% Payment") of the Capped Portion.

     (e) Examples of 20% and 5% Payment Calculations. The following table depicts two examples of the calculations of the 20% and 5% Payments:

                           Example 1                                              Example 2
                                        20%                                                  20%
         Net Profit       20%         Payment       5%        Net Profit        20%        Payment        %5
Year   (Cumulative)     Payment     Explanation   Payment     (Cumulative)    Payment     Explanation   Payment
1      $2,500,000                                             $6,000,000
       ($2,500,000)     $500,000                  $-0-        ($6,000,000)    $1,000,000  Annual Cap    $50,000

2      $4,000,000                                             $4,000,000
       ($6,500,000)     $800,000                  $-0-        ($10,000,000)   $1,000,000  20% of        $-0-
                                                                                          $10,000,000
                                                                                          minus
                                                                                          $1,000,000
                                                                                          paid in
                                                                                          previous year

3      $9,000,000                   Annual Cap    $25,000     $7,500,000      $1,000,000  Annual Cap    $125,000 (20%
       ($15,500,000)    $1,700,000  ($3,000,000   (20% not    ($17,500,000)               ($3,000,000   not applied to
                                    minus         applied to                              minus         $2,500,000
                                    $1,300,000)   $500,000                                $2,000,000)   because of
                                                  because of                                            20% Cap)
                                                  20% Cap)


     (f)  Subsidiary Operations.   During the Ten Year Period,
Purchaser shall cause (i) all transactions between the Subsidiary on the one hand and any of its affiliates on the other to be on an arm's length basis, on terms and conditions that are competitive with and at least as favorable to the Subsidiary as those available from non-affiliated third parties with respect to similar transactions, (ii) officers and employees of the Subsidiary to be paid no more than fair compensation ("Fair
Compensation") (including fringe benefits) regardless of whether the officer or employee is an affiliate of Purchaser
(Subsidiary's determination of Fair Compensation for affiliates shall be based upon a comparison to similarly situated officers and employees in the parimutuel and gaming industry), (iii) expenses incurred by Purchaser that are attributable to the Subsidiary (including, without limitation, a fair allocation of general and administrative expenses and income taxes attributable to the Subsidiary) to be passed through to and paid by the Subsidiary without any add-ons or markups ("Reimbursements"), (iv) all debt of the Subsidiary to Purchaser or its affiliates ("Affiliate Debt") to be at rates and terms that are the same as those available to Purchaser or such affiliate from unaffiliated lenders, (v) all accounting for the Subsidiary to be according to generally accepted accounting principals, applied in a manner consistent with the accounting for Purchaser, and (vi) Subsidiary to not make distributions in excess of the sum of its Net Profits plus any amounts received by Subsidiary pursuant to a Disposition (as defined in Section 2.06(g)); less any amounts paid to Seller pursuant to this Paragraph 2.06; provided, that any payment by Subsidiary of Fair Compensation, Reimbursements and principal and interest on Affiliate Debt shall not be treated as a distribution, and further provided, that Subsidiary shall not make any distributions while any amounts are owed to Seller under this paragraph 2.06 but remain unpaid.

     (g)  Dispositions.  If, during the Ten Year Period, the
Subsidiary disposes of any of its significant assets or operations (a "Disposition"), then Purchaser shall cause
Subsidiary to pay to WJA an amount equal to ten percent of the Subsidiary's gain, if any, on the Disposition (a "Disposition
Payment"). The Subsidiary's gain, if any, on a disposition shall not be included in determining Net Profits for purposes of determining the amount of 20% Payments and 5% Payments. There will be no cap or limit on the amount of any Disposition Payment.
However, Disposition Payments shall count as 20% Payments in determining the cumulative annual cap on 20% Payments. The Subsidiary shall not during the Ten Year period make any Disposition to an affiliate of the Subsidiary for less than the fair market value of the assets or operations comprising the Disposition.

     (h) Calculations. All calculations under this Section 2.06 shall be performed by Purchaser based on financial statements audited by Purchaser's regularly employed firm of certified public accountants. Promptly after the audit of the financial statements is complete, Purchaser shall provide to Seller a worksheet showing how the calculations were performed and the amounts due determined. Seller may have the calculations reviewed at its expense by a firm of certified public accountants of its choosing reasonably acceptable to Purchaser. Purchaser shall provide such accountants with reasonable access to all requisite information subject to the accountants' execution of a proper confidentiality and nondisclosure agreement with Purchaser. Purchaser and Seller shall attempt to resolve any disputes related to the calculations. Any unresolved disputes shall be subject to binding arbitration pursuant to Section 11.17 of this Agreement. Subsidiary shall pay all amounts due under this Section 2.06 promptly after any disputes are resolved, whether directly or through arbitration.

                            Section 3

Representations and Warranties of Seller

     Seller represents and warrants to Purchaser as follows:

     3.01 Organization. Seller is a limited partnership duly organized and validly existing under the laws of the Commonwealth of Massachusetts, and has full power and authority to own, lease and operate its properties as such properties are now owned, leased and operated, and to conduct its business as and where its business is now conducted. Seller is qualified to do business and is in good standing in the state of Florida which is the only jurisdiction in which the character of the properties owned or leased by it, or the nature of the activities conducted by it, makes such qualification necessary. Trueand complete copies, with all amendments, of the Certificate of Limited Partnership of Seller (certified as of a recent date by Massachusetts' Secretary of State) and the Partnership Agreement of Seller (certified as of the date hereof by RMW) are attached hereto as Annex 3.01. All partnership actions required of Seller have been taken, and all reports or returns required to be filed by Seller have been filed. Except as stated on any Schedule or Annex to this Agreement, Seller is not a party to any agreement or instrument, and is not subject to any charter or other restriction, or any judgment, decree, writ, injunction, order, award, law, rule, regulation, code or ordinance which materially adversely affects, or might reasonably be expected to materially and adversely affect, the properties or assets, earnings, business, operations, affairs, prospects or condition (financial or otherwise) of Seller.

     3.02 Partners. Schedule 3.02 sets forth a list of all of Seller's general and limited partners designating the percentage
interests each has in Seller.   The partners listed on Schedule
3.02 are the partners of Seller, and there are no options, rights, warrants or similar obligations outstanding pursuant to which any other Person could acquire an interest in Seller.

     3.03 Subsidiaries.  Except as stated on Schedule 3.03,
Seller does not own or control, and has not for the last five years owned or controlled, directly or indirectly, any capital stock of any other corporation or any interest in any other Person.

     3.04 Authority.

          (a) Seller has full right, power, authority, and capacity to execute and deliver this Agreement and the Other Agreements, and to perform its obligations under this Agreement and the Other Agreements. This Agreement and the Other Agreements constitute valid and legally binding obligations of Seller, enforceable in accordance with their terms.

          (b) The execution and delivery of this Agreement and the Other Agreements, the consummation of the transactions con-templated hereby and thereby, and the performance and fulfillment of its obligations and undertakings hereunder and thereunder by the Seller will not, (i) violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of, the partnership agreement or certificate of Seller; any contract, agreement, arrangement or undertaking to which either Seller or any of its partners is a party or by which any of them may be bound; any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority; or any applicable law, ordinance, rule or regulation of any governmental body; (ii) result in the creation of any claim, lien, charge or encumbrance upon any of the properties or assets (whether real or personal, tangible or intangible) of Seller; (iii) terminate or cancel, or result in the termination or cancellation of, any agreement or undertaking to which Seller is a party; or (iv) in any way affect or violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any of the Permits.

          (c) The execution and delivery of, and the performance and consummation of the transactions contemplated by, this Agree-ment and the Other Agreements have been duly authorized by all requisite partnership action. All other consents, approvals, authorizations, releases and orders required of or for Seller for the authorization, execution, and delivery of, and for the performance and consummation of the transactions contemplated by, this Agreement and the Other Agreements have been obtained, other than those referred to in paragraphs 7.05 and 8.03 below.

     3.05 Financial Statements. Seller has marked for identification by reference to this Agreement and delivered to Purchaser Annexes 1.01(G) and 1.01(I), respectively, which are true and complete copies of the Current Financial Statements and the Financial Statements. Seller shall deliver to Purchaser a true and complete copy of the Closing Financial Statements at or before the Closing. The Financial Statements have been examined and reported on as described in Annex 1.01(I) by Arthur Anderson & Company, Certified Public Accountants. The Financial Statements in all material respects (a) present fairly, accurately and correctly the results of operation of Seller for the periods covered thereby and the financial condition of Seller as at the dates thereof; and (b) were in all material respects prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior periods. The Current Financial Statements have been, and the Closing Financial Statements shall have been, prepared in the ordinary course of business in a manner consistent in all material respects with the preparation by Seller of such statements for prior periods. In all material respects the Current Financial Statements present, and the Closing Financial Statements shall present, fairly, accurately and correctly the results of operation of Seller for the periods covered thereby and the financial condition of Seller as at the dates thereof, and in all material respects the Current Financial Statements accurately reflect, and the Closing Financial Statements shall accurately reflect, the books and records of account of Seller.

     3.06 Title to Assets. Seller has, and on the Closing Date will have, good and marketable title to all of the Assets, free and clear of any claims, liens, charges, mortgages, security interests or encumbrances whatsoever, other than those arising from the Regular Assumed Liabilities. The execution and delivery of this Agreement, and the consummation of the transactions con-templated by this Agreement, will not result in the creation of any such encumbrance on the Assets.

     3.07 Real Property. No instrument of record, easement, license, grant, applicable zoning or building law, ordinance, administrative regulation, urban redevelopment law or other impediment of any kind prohibits or interferes with, limits or impairs, or would, if not permitted by any prior nonconforming use, prohibit or interfere with, or limit or impair, the use, operation, maintenance of or access to the Real Property owned or leased by Seller or any item thereof, as now used, operated or maintained by Seller. No notice of any violation of any applicable zoning or building law or ordinance or administrative regulation has been received by Seller, and Seller does not know, or have any reasonable grounds to know, of the threat of any such notice. No condemnation proceeding has been instituted or is to Seller's Knowledge threatened with respect to any of the Real Property. Good and marketable title to the Real Property is held in the Land Trust free and clear of all claims, mortgages, charges, liens, easements, restrictions, security interests, and encumbrances whatsoever. At the Closing, Seller shall transfer and cause to be transferred to the Second Level Subsidiary all right, title and interest in and to the Land Trust.

     3.08 Assets. Schedule 3.08 sets forth a complete list of all of the Assets not otherwise described on any other Schedule to this Agreement. Except as otherwise stated in the Schedules to this Agreement, the tangible real and personal property, including, without limitation, plants, buildings, structures, equipment, machinery, and vehicles, owned or leased by Seller or used or employed by it in its business, are (a) sufficient and adequate to carry on its business as presently conducted; (b) in good condition and repair, ordinary wear and tear excepted; and
(c) in the state of maintenance, repair and operating condition required for the proper operation and use thereof in the ordinary course of business.

     3.09 Inventory. The Inventory consists solely of good and merchantable items which are usable or saleable at regular market prices in the ordinary course of Seller's business.

     3.10 Absence of Material Change.  Except as set forth on
Schedule 3.10:

          (a) Since December 31, 1995, the business and affairs of Seller have been conducted only in the ordinary course.

          (b) Since December 31, 1995, (i) there has been no change in the condition (financial or otherwise), assets, Liabilities, earnings, business, operations, affairs or prospects of Seller, other than minor changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse; and (ii) there has been no damage, destruction, loss or other occurrence or development (whether or not insured against), which either singly or in the aggregate materially adversely affects (and Seller does not know, or have any reasonable grounds to know, of any threatened occurrence or development which could materially adversely affect) the assets, Liabilities, earnings, business, operations, affairs or prospects of Seller.

          (c) Since December 31, 1995, Seller has not (i) created or incurred any liability, commitment or obligation
(absolute or contingent), except unsecured current Liabilities incurred for other than money borrowed in the ordinary course of business; (ii) mortgaged, pledged or subjected to any lien or otherwise encumbered any of its assets, tangible or intangible;
(iii) discharged or satisfied any lien, security interest or encumbrance, or paid any obligation or liability (absolute or contingent), other than current Liabilities due and payable in the ordinary course of business; (iv) waived any rights of sub-stantial value; canceled any debts or claims; or terminated or amended, or suffered the termination or amendment of, any con-tract, lease, agreement or license to which Seller is or was a party; (v) made any capital expenditures or any capital additions or betterments; (vi) sold or otherwise disposed of any of its assets, tangible or intangible, except in the ordinary course of business;
(vii) declared or paid any dividends or made any other distribution on or in respect of, or directly or indirectly purchased, retired, redeemed, or otherwise acquired, any equity interest in Seller,
(viii) paid or agreed to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance pay to any of Seller's partners or executive management, whether under any existing pension or other plan or otherwise, or increased the compensation (including salaries, fees, commissions, bonuses, profit sharing, incentive, pension, retirement or other similar payments) being paid as of December 31, 1995 to any of Seller's partners, or executive management, (ix) renewed, amended, become bound by or entered into any contract, commitment or transaction other than in the ordinary course of business; or (x) changed any accounting practice followed or employed in preparing the Finan-cial Statements or the Current Financial Statements.

     3.11 Tax Matters.

          (a) As used in this Agreement, the term "Code" means the Internal Revenue Code of 1986, as amended. The term "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (b) Except as described on Schedule 3.11, Seller has filed all Tax Returns that it was required to file; all such Tax Returns were correct and complete in all material respects; all Taxes owed by Seller (whether or not shown on any Tax Return) have been paid; Seller currently is not the beneficiary of any extension of time within which to file any Tax Return; no claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; and there are no liens on any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

          (c) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party, and Seller has collected and paid all taxes required to have been collected and paid in connection with any amounts received from any customer or other third party.

          (d) There is no dispute or claim concerning any Tax liability of Seller either (i) claimed or raised by any authority in writing, or (ii) as to which Seller has knowledge based upon personal contact with any agent of such authority. Schedule 3.11 lists all federal, state, local, and foreign income Tax Returns filed with respect to Seller for taxable periods ended on or after December 31, 1993; indicates those income Tax Returns that have been audited; and indicates those income Tax Returns that currently are the subject of audit. Seller has delivered to Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Seller since December 31, 1991.

          (e) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (f) Seller has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6661 as to returns due on or before December 31, 1989, or Code Sec. 6662 as to returns due after that date. Seller has no liability for unpaid Taxes because it once was a member of an affiliated group during any part of any consolidated return year.

     3.12 Undisclosed Liabilities.

          (a) Seller has no, and Seller's properties and assets are not subject to any, liability, commitment, indebtedness or obligation of any kind whatsoever, whether absolute, accrued, contingent, known or unknown, matured or unmatured, which (i) is not shown and adequately reserved against in the Financial State-ments; (ii) is not shown and adequately reserved against in the Current Financial Statements; or (iii) was incurred subsequent to the date of the Current Financial Statements other than in the ordinary course of business and not in violation of any provision of this Agreement.

          (b) Schedule 1.01(K) sets forth a true and complete list of all Material Regular Assumed Contract Liabilities, and all currently known Regular Assumed Tort Liabilities, including a description of (i) the basis for such Liabilities; (ii) all of Seller's properties or assets which are subject to a lien, mortgage or security interest related to such Liabilities; and
(iii) the basis for each such lien, mortgage or security interest. The principal amount outstanding under the Wheeler-Phoenix
Note is $500,000.

          (c) Seller has disclosed to Purchaser all information regarding Seller's product warranty, claims handling, and product repair procedures and practices, and Seller's product warranty and liability history, including, without limitation, the existence of recurring defects.

     3.13 Contracts.

          (a) Schedule 1.01(F) is a listing of all material Contracts to which Seller is a party or otherwise obligated. Except as set forth on Schedule 1.01(F), Seller is not a party to or bound by, and neither Business nor the Assets are bound or affected by, any material written or oral contract, agreement or commitment of any kind whatsoever, including, but not limited to, any (i) employment agreement; (ii) promotion or advertising agreement; (iii) bonus, profit sharing, deferred compensation, hospitalization, retirement, insurance, pension, welfare, stock option or stock purchase plan, arrangement or agreement, or any other plan, arrangement or agreement providing for employee bene-fits or for the remuneration, direct or indirect, of its partners, directors, officers or employees; (iv) agreement with any partner, director or officer of Seller; (v) agreement containing covenants by Seller not to compete in any lines of business or commerce; (vi) franchise or distributorship agree-ment; (vii) loan, credit or financing agreement, including all agreements for any commitments for future loans, credits or financing; (viii) guarantee; (ix) mortgage or security agreement; or (x) agreement to purchase raw materials, packaging, supplies or services used regularly in Seller's business, or to sell the products or services provided by Seller.

          (b) Except as stated in Schedule 1.01(F), Seller has performed all material obligations required to be performed by it to date under all contracts and commitments to which it is a party, and Seller does not know, or have any reasonable grounds to know, that any other party is in default (or would be in default on the giving of notice or the lapse of time or both) under any contract or commitment to which Seller is a party.

          (c) True and complete copies of all contracts and com-mitments to which Seller is a party or which are listed on Sched-ule 1.01(F) or which are otherwise referred to in this Agreement, including any Schedule or Annex hereto, have been delivered to Purchaser or made available for Purchaser's inspection, and there are no amendments to or modifications of, or significant agree-ments of the parties relating to, any such contract, agreement or commitment which have not been disclosed to Purchaser, and each such contract, agreement or commitment is valid and binding on the parties thereto in accordance with its respective terms.
Schedule 1.01(F) includes a true and complete description of the terms of any material unwritten contract or commitment to which Seller is a party or by which Seller is bound.

          (d) The prices which Seller shall receive or pay under all outstanding contracts, agreements and commitments with its customers, suppliers and others have been determined in accor-dance with Seller's established pricing principles. After due inquiry, Seller does not know of any adverse change in the availability or cost of any of Seller's supplies that is likely to occur and that would materially and adversely affect the operation and financial performance of Seller.

     3.14 Litigation and Pending Proceedings. Except as set forth on Schedule 3.14, there are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pend-ing or to the knowledge of Seller threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against, by or affecting the Seller, or Seller's business, prospects or condition (financial or otherwise), or any of Seller's properties or assets, or which would prevent the performance of this Agreement or the Other Agreements or any of the transactions contemplated hereby or thereby, or which declare the same unlawful or cause the rescission thereof. Seller has complied with and is not in default in any respect under (and has not been charged or threatened with, and is not under an investigation known to Seller with respect to, any charge concerning any violation of any provision of) any federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legisla-tive or administrative), or any order, writ, injunction or decree of any court, agency or instrumentality.

     3.15 Notes and Accounts Receivable.  Except as set forth on
Schedule 3.15, all notes and accounts receivable of Seller shown on the Current Balance Sheet or thereafter acquired by Seller have been collected or are current and collectible in the ordi-nary course (in the case of any such note in accordance with its terms, and in the case of any such account within 45 days after billing) at the aggregate recorded amounts thereof on Seller's books, less the bad debt reserves provided therefor on the Cur-rent Balance Sheet, as such reserves may have been adjusted on Seller's books in the ordinary course of business to date. No note or account receivable of Seller is subject to counterclaim or setoff.

     3.16 Permits, Etc. Seller has all Permits which are neces-sary for the conduct of its business, and all such Permits are listed on Schedule 3.16. All such Permits are currently in full force and effect, and no misrepresentations or willful or negligent omissions were made of any material fact in obtaining any such Permits. Such Permits are sufficient to permit Seller to conduct its business in the manner in which it is now being conducted. No proceedings known to Seller have been instituted or threatened or are contemplated seeking the suspension, termination, modification, revocation, alteration or amendment of any such Permits, or to declare any of them invalid in any respect, and Seller does not know of any reason for any such revocation or limitation.

     3.17 Intellectual Property. Schedule 3.17 sets forth a true and complete identification and summary description of all Intel-lectual Property either owned by Seller or utilized by Seller in its business ("Seller's Intellectual Property"), including a description of the nature of Seller's interest therein. Except as set forth on Schedule 3.17, all of Seller's Intellectual Prop-erty is owned by Seller and is free and clear of all liens, secu-rity interests, charges, encumbrances, equities and other adverse claims; Seller is not a party to any licenses, consents, settle-ments or other agreements involving Seller's Intellectual Prop-erty; there are, and have been, no claims, actions or judicial or adversarial proceedings involving Seller's Intellectual Property, and no such actions or proceedings are threatened or anticipated; Seller has the right and authority to use Seller's Intellectual Property in connection with the conduct of its business and such use has not and will not infringe upon, constitute a misappropri-ation of, or otherwise violate the rights of any other person in, any Intellectual Property; and Seller does not know of any past or present occurrences of any probable infringement or misappropriation of, or violation of Seller's rights in, any of Seller's Intellectual Property.

     3.18 Working Relationships. Seller enjoys good working relationships under all of its franchise, dealer, sales repre-sentative, and similar agreements or arrangements necessary to the normal operation of its business.

     3.19 Proprietary Information. Prior to or in conjunction with the Closing, Seller shall have fully disclosed to Purchaser all customer lists, trade secrets, processes, inventions, formulas, methods, know-how and other proprietary information used or developed by Seller in connection with its business. Neither Seller nor any of its partners has disclosed or permitted the disclosure of any such proprietary information to any other Person, and the use by Seller of such proprietary information does not violate any other Person's proprietary rights.

     3.20 Customers, Etc. Listed on Schedule 3.20 are the names and addresses of all of Seller's material customers, suppliers and distributors with whom or which Seller has done business since 1994, together with the amount of such business in Seller's current fiscal year. Seller does not know, or have any reasonable grounds to know, that any such customer, supplier or distributor has terminated or expects to terminate a portion of its normal business with Seller, as a result of the transactions contemplated in this Agreement or otherwise.

     3.21 Employees of Seller. Schedule 3.21 sets forth the names and job descriptions of all of Seller's employees whose total compensation from Seller for the fiscal year ending December 31, 1996 will exceed $25,000, together with a statement of the full amount paid or payable to each such person in respect of such year, a summary of the basis on which each such person is compensated if the basis is other than a fixed salary rate, and any changes in any of the foregoing since December 31, 1995. Except for any currently effective collective bargaining agree-ments listed on Schedule 3.23, no person is employed by Seller other than at the will of Seller for an indefinite period of time. At the option of either Seller or the employee, an employee's employment with Seller may be terminated with or with-out cause, and with or without notice, at any time.

     3.22 Insurance. The tangible real and personal property and assets, whether owned or leased, of Seller are insured against the hazards and in the amounts stated in the policies of insur-ance listed on Schedule 3.22. Seller carries insurance against personal injury and property damage to third persons and in respect of its services and operations and such other insurance as is stated in the policies of insurance listed on Schedule
3.22. All such insurance is in full force and effect, is carried with reputable insurers and, in any event, the insurance carried by Seller in respect of its physical properties is of an amount and character such as to prevent Seller from being a co-insurer in respect of any loss thereto. Schedule 3.22 sets forth a true and complete list of all claims in excess of $5,000 made by Seller during the past three years under any such policy.

     3.23 Labor Relations.  Except as set forth on Schedule 3.23,
(a) Seller is not a party to, or negotiating, and has no obliga-tions under, any agreement, collective bargaining or otherwise, with any party relating to the compensation or working conditions of any of Seller's employees; (b) Seller is not obligated under any agreement to recognize or bargain with any labor organization or union on behalf of its employees; (c) Seller does not know or have any reasonable grounds to know, of any union organizational or representational activities underway among any of Seller's employees; and (d) Seller has not been charged or threatened with a charge of any unfair labor practice. There are no existing or threatened labor strikes, slowdowns, disputes, grievances or disturbances affecting or which might affect operations at, or deliveries from or into, any facility of Seller. No work stoppage against Seller or its business is pending or threatened, and no such work stoppage has ever occurred.

     Seller has not committed any act or failed to take any required action with respect to any of Seller's employees which has resulted or which may result in a material violation of ERISA (as that term is defined in Section 3.24 below), or similar legislation as it affects any employee benefit or welfare plan of Seller; the Immigration Reform and Control Act of 1986; the National Labor Relations Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Rehabilitation Act of 1973; the Occupational Safety and Health Act; Executive Order 11246; the Fair Labor Standards Act; and all regulations under such Acts, and all other federal, state and local laws, regulations and executive orders relating to the employment of labor, includ-ing any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, unemployment and workmens' compensation laws, any labor relation laws, or any governmental regulations promulgated thereunder, as the same affect relationships or obligations of Seller with respect to any of Seller's employees, and which will or reason-ably could result in any material liability, penalty, fine or the like being imposed upon Seller. Seller is not liable for any arrearage of wages or taxes or penalties for failure to comply with any of the foregoing, and there are no proceedings before any court, governmental agency, instrumentality or arbitrator relating to such matters, including any unfair labor practice claims, either pending to the knowledge of Seller threatened.

     3.24 Employee Benefit Plans. Seller represents and warrants that Seller has no employee benefit plans, policies and practices other than those listed on Schedule 3.24. Seller further represents and warrants as follows:

          (a) For purposes of this Section 3.24, the term "em-ployee benefit plan(s)" shall have the meaning ascribed to it in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations promulgated thereunder, and the term "employee pension benefit plan(s)" shall have the meaning ascribed to it in Section 3(2) of ERISA.

          (b) Schedule 3.24 sets forth a complete list of all employee benefit plans, policies and practices (whether or not subject to ERISA) applicable to employees of the Seller, includ-ing, without limitation, plans, funds or programs providing medi-cal, surgical or hospital care or benefits; benefits in the event of sickness, accident, disability, death or unemployment; vaca-tion benefits; apprenticeship or other training programs; day care centers; scholarship funds; prepaid legal services; benefits described in Section 302(c) of the Labor Management Relations Act; retirement income; income deferral for periods extending to the termination of covered employment or beyond; severance pay arrangements; and supplemental retirement income payments which take into account increases in the cost of living. Each employee benefit plan, policy or practice which is funded through a policy of insurance is indicated by the word "insured" placed by the listing of the plan on Schedule 3.24.

          (c) True and complete copies of all (i) employee bene-fit plans and related trust agreements; (ii) policies and prac-tices; (iii) summary plan descriptions; (iv) most recent alloca-tion or actuarial reports prepared for each employee pension ben-efit plan; (v) insurance policies; and (vi) communications to or from the Internal Revenue Service (the "IRS") (including the most recent Form 5500 filed with the IRS and the most recent determi-nation letter received from the IRS), the Pension Benefit Guar-anty Corporation (the "PBGC") or the United States Department of Labor and other governmental filings with respect to the employee benefit plans have been delivered by the Seller to Purchaser or made available for Purchaser's inspection.

          (d) Except as specifically provided in the documents described in this Section 3.24 and delivered to Purchaser, or as otherwise described on Schedule 3.24, there are no amendments, modifications, extensions, changes in benefits or benefit struc-tures, or other alterations which are currently in effect or which the Seller has undertaken to become effective in the future, or which the Seller has knowledge of, to any of the employee benefit plans, policies or practices.

          (e) Each of the Seller's employee benefit plans has been executed, managed and administered in material compliance with the applicable provisions of all applicable laws, specifically including, as appropriate, ERISA and the Code, and the regulations promulgated thereunder. The Seller has no knowledge of any fact which would adversely affect the qualified status of any of the employee benefit plans, or of any threatened or pending claim against any of the employee benefit plans or their fiduciaries by any participant, beneficiary or government agency.

          (f) The Seller has fully complied with the notice and continuation requirements of Sections 601 through 608 of ERISA and the proposed regulations thereunder. All reports, statements, returns and other information required to be furnished or filed with respect to the Seller's respective employee benefit plans have been timely furnished, filed or both in accordance with Sections 101 through 105 of ERISA and Sections 6057 through 6059 of the Code, and they are true, correct and complete in all material respects. Records with respect to the employee benefit plans have been maintained in material compliance with Section 107 of ERISA. Neither the Seller nor any other fiduciary (as that term is defined in Section 3(21) of ERISA) with respect to any of the Seller's employee benefit plans has any material liability for any breach of any fiduciary duties under Sections 404, 405 or 409 of ERISA.

          (g) Seller has not, with respect to any of the employee benefit plans, nor has any administrator of any of the employee benefit plans, the related trusts or any trustee thereof, engaged in any prohibited transaction which would subject the Seller, any of the employee benefit plans, any administrator or trustee or any party dealing with any of the employee benefit plans or any such trusts, to a tax or penalty on prohibited transactions imposed by ERISA, Section 4975 of the Code, or to any other liability under ERISA.

          (h) All employee pension benefit plans maintained by or covering employees of the Seller which are intended to be qualified under Section 401(a) or 403(a) of the Code, and the related trusts which are intended to be exempt under Section 501(a) of the Code, are, and have been since adoption, so quali-fied, and are identified on Schedule 3.24 as "qualified plans," and the date of the most recent determination letter from the IRS confirming the qualification of each such plan is set out on
Schedule 3.24.

          (i) Except as set forth on Schedule 3.24, none of the employee pension benefit plans nor any of the related trusts has been terminated. None of the employee pension benefit plans has an accumulated funding deficiency (as that term is defined in Section 302 of ERISA and 412 of the Code), whether or not waived. No material liability to the PBGC has been incurred with respect to any of the employee pension benefit plans; there have been no reportable events (as described in Section 4043 (b) of ERISA); and no event or condition has occurred which presents a material risk of termination of any of the employee pension benefit plans by the PBGC.

          (j) The present value of all accrued benefits, whether forfeitable or not, under the employee pension benefit plans sub-ject to Title IV of ERISA do not exceed the value of the assets of such plans allocable to such accrued benefits. The actuarial present value of all accrued deferred compensation entitlements of employees and former employees of the Seller (and their respective beneficiaries) other than entitlements accrued pursu-ant to funded retirement plans subject to the provisions of Sec-tion 412 of the Code are fully reflected on the Financial State-ments and the Current Financial Statements.

          (k) None of the employee pension benefit plans is, and the Seller has never contributed to, a "multi-employer plan," as that term is defined in Section 3(37) of ERISA (as particularly amended by The Multi-Employer Pension Plan Amendments Act of
1980).

          (l) The Seller is not now liable, nor has it potential liability, under Sections 4063 or 4064 of ERISA, and cannot, whether by reason of the transactions contemplated by this Agree-ment or otherwise, be treated as a withdrawing substantial employer under an employee pension benefit plan to which more than one employer makes contributions by application of Section 4062(f) of ERISA. The Seller is not now, and will not at any time be by virtue of any action heretofore taken or to be taken prior to the Closing Date, subject to a requirement to provide security under Section 401(a)(29) of the Code, nor shall any asset of the Seller be subject to a lien by reason of the provi-sions of Section 412(n) of the Code.

          (m) The Seller has provided to Purchaser the informa-tion reasonably necessary to determine the accounting treatment which may be accorded any of the Seller's retiree welfare bene-fits currently in force at the Seller under proposed Financial Accounting Standards Board guidelines.

          (n) Any trust or fund maintained by or contributed to by the Seller or its employees to fund an employee benefit plan (other than an employee pension benefit plan) is qualified as an exempt organization under Section 501(c)(9) of the Code and the regulations thereunder as a Voluntary Employee's Benefit Associa-tion (a "VEBA"). Any "welfare benefit fund" within the meaning of Section 419(a) of the Code (including, but not limited to, any VEBA), provided by or pursuant to a plan of the Seller has been maintained in accordance with Section 419 of the Code and no con-tributions have been made to such a fund in excess of the "quali-fied costs" of the benefits provided for a taxable year (within the meaning of Section 419(b) of the Code), except as set forth on Schedule 3.24.

     3.25 Potential Competing Interests.  Except as set forth on
Schedule 3.25, none of the partners, officers, directors or employees of Seller, has any direct or indirect interest in any entity which competes with, is a supplier, customer or sales agent of, or is engaged in any business of the kind being con-ducted by, Seller, and none of the partners, officers, directors or employees of Seller, has any interest, direct or indirect, in any contract or agreement with, commitment or obligation of or to, or claim against, Seller. Except as set forth on Schedule 3.25, no real or personal property in which any of the partners, officers, directors or employees of Seller has an interest is used by Seller in the operation of its business, or located on or at any premises used by Seller in its business, and no such property is significant to the operation of Seller's business.
On the Closing Date, all indebtedness of the partners, officers, directors or employees of Seller to Seller reflected or which should have been reflected in the Financial Statements or the Current Financial Statements shall have been paid in full, or such amounts will be set off against the Purchase Price. All such indebtedness is set forth on Schedule 3.25.

     3.26 Environmental Matters.  Except as set forth on Schedule 3.26:

          (a) As used in this Section 3.26, the term "Hazardous Material" shall mean any substance, chemical or waste (including, without limitation, asbestos, polychlorinated biphenyls (PCBs) and petroleum) that is designated or defined (either by inclusion in a list of materials or by reference to exhibited characteris-
tics) as hazardous, toxic or dangerous, or as a pollutant or con-taminant, in any federal, state or local law, code or ordinance, now existing or hereafter in effect, and all rules and regula-tions promulgated thereunder, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability
Act ("CERCLA"), 42 U.S.C. Section 9601, et seq., and any analogous or similar Florida law.

          (b) Seller has duly complied with, and its business, operations, assets, equipment, leaseholds and facilities, includ-ing, without limitation, the Real Property, are in full compli-ance with, the provisions of all federal, state and local envi-ronmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder, including, without limitation, all laws and regulations with respect to reporting releases of Hazardous Materials and the registration, testing and maintenance of underground storage tanks.

          (c) Seller has been issued, and will maintain, all required federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (ii) discharges to surface water or ground water; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of Hazardous Materials; and (vi) other environmental, health or safety matters. A true, accurate and complete list of all such permits, licenses, certificates or approvals is set forth on Schedule 3.26.

          (d) Seller has not received notice of, nor does it know of or suspect, any fact(s) which might constitute violations(s) of any federal, state or local environmental, health or safety laws, codes or ordinances, or any rules or regulations promulgated thereunder, which relate to the use, ownership or occupancy of any of the Real Property, and Seller is not in violation of any covenants, conditions, easements, rights of way or restrictions affecting any of the Real Property or any rights appurtenant thereto.

          (e) Except in accordance with a valid governmental permit, license, certificate or approval listed on Schedule 3.26, there has been no emission, spill, release, discharge or threat-ened release into or upon (i) the air; (ii) the soils or any improvements located thereon; (iii) the surface water or ground water; or (iv) the sewer, septic system or waste treatment, stor-age or disposal system servicing the Real Property, of any Haz-ardous Material at or from any of the Real Property (any of which is hereafter referred to as a "Hazardous Discharge").

          (f) There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any other Person with respect to (i) air emissions; (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing the Real Property; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of Hazardous Materials; or (vi) other environmental, health or safety matters, affecting Seller, any of the Real Prop-erty, any improvements located thereon or the business conducted thereon (any of which is hereafter referred to as an "Environmen-tal Complaint").

          (g) Hazardous Materials disposed of, treated or stored on or off-site of any real property owned or operated at any time by Seller have been disposed of, treated and stored in full com-pliance with all applicable laws, codes and ordinances and all rules and regulations promulgated thereunder. To the best of Seller's knowledge, Schedule 3.26 identifies all of the locations where Hazardous Materials owned, possessed or generated at any time by Seller have been disposed of or have been, or are being, treated or stored. Schedule 3.26 identifies all underground storage tanks owned or operated at any time by Seller.

          (h) Except for supplies listed on Schedule 3.26 that are to be used or sold in the ordinary course of Seller's busi-ness and in full compliance with all applicable laws, codes and ordinances, all of the Real Property is free of all (i) Hazardous Materials; (ii) underground storage tanks; and (iii) underground pipelines. Except for those supplies listed on Schedule 3.26, Seller has not stored, treated or disposed of any Hazardous Mate-rials on, in or under the Real Property, or any part thereof, and has not permitted the Real Property, or any part thereof, to be used for the storage, treatment or disposal of Hazardous Materi-als. Except for the supplies listed on Schedule 3.26, there has been no storage, treatment, disposal or release of Hazardous Materials on, in or under the Real Property at any time by any Person.

          (i) Except in accordance with a valid governmental permit, license, certificate or approval listed on Schedule 3.26, Seller has not transported or accepted for transport any Hazard-ous Materials. Schedule 3.26 identifies all of the Persons for whom or which Seller has transported (or from whom or which Seller has accepted for transport) Hazardous Materials. Schedule
3.26 identifies all locations to which Seller has transported
Hazardous Materials.

          (j) Seller has provided Purchaser with true, accurate and complete information pertaining to the environmental history of all of the Real Property. Seller shall also promptly furnish to Purchaser true, accurate and complete copies of all sampling and test results obtained from all environmental and/or health samples and tests taken at and around any of the Real Property prior to the Closing.

     3.27 Bulk Sales. The purchase and sale of the Assets and the other transactions contemplated in this Agreement will be free and clear of any and all claims by creditors of Seller under any bulk sales or similar laws or statutes.

     3.28 Immigration Matters. Seller has complied with all rel-evant provisions of Section 274A of the Immigration and National-ity Act, as amended (the "Act"). Without limiting the foregoing:
(a) each "employee" (as that term is defined in the Act) of Seller is permitted to be so employed in the United States under the Act; (b) Seller has examined (and made copies of, if applica-ble) the documents presented by said employee to establish appro-priate employment eligibility under the Act; (c) Seller has com-pleted and required each employee hired on or since November 11, 1986 to complete a Form I-9 verifying employment eligibility under the Act; (d) Seller has retained each such completed Form I-9 for the length of time required under the Act; and (e) no monetary penalties have been assessed against the Seller for violation of Section 274A of the Act.

     3.29 Completeness of Statements. No statement, Schedule, Annex, certificate, information, representation or warranty of Seller contained in this Agreement or the Other Agreements, or furnished by or on behalf of Seller to Purchaser or any of its agents pursuant hereto or thereto, or in connection with the transactions contemplated hereby or thereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make a statement contained herein or therein not misleading. All representations and warranties of Seller contained in this Agreement and in the Other Agreements are true and complete as of the date hereof, and Seller shall use its best efforts to cause this to be true and complete as of the Closing Date.


                            Section 4

           Representations and Warranties of Purchaser

     Purchaser represents and warrants to Seller as follows:

     4.01 Organization. Purchaser is a corporation duly orga-nized and validly existing under the laws of Delaware, and has full corporate power and authority to own and lease its properties as such properties are now owned and leased, and to conduct its business as and where its business is now conducted.

     4.02 Authority.

          (a) Purchaser has full right, power, authority and capacity to execute and deliver this Agreement and the Other Agreements, and to perform its obligations under this Agreement and the Other Agreements. This Agreement and the Other Agree-ments constitute valid and legally binding obligations of Pur-chaser, enforceable in accordance with their terms.

          (b) The execution and delivery of this Agreement and the Other Agreements, the consummation of the transactions contemplated hereby and thereby, and the performance and fulfillment of its obligations and undertakings hereunder and thereunder by the Purchaser will not, (i) violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of, the Certificate of Incorporation or Bylaws of Purchaser or the Subsidiary, or any contract, agreement, arrangement or undertaking to which either Purchaser or Subsidiary is a party or by which any of them may be bound; any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority; or any applicable law, ordinance, rule or regulation of any governmental body; (ii) result in the creation of any claim, lien, charge or encumbrance upon any of the properties or assets (whether real or personal, tangible or intangible) of Purchaser or Subsidiary, other than those referred to herein.

                            Section 5

                       Covenants of Seller

     Seller covenants and agrees with Purchaser that from the date hereof through the Closing:

     5.01 Investigations. Seller shall continue to give Pur-chaser and the employees, accountants, attorneys and other autho-rized agents and representatives of Purchaser full access during all reasonable times to all the premises, properties, books and records (including, without limitation, all corporate minute books and stock transfer records) of Seller, and to furnish Pur-chaser with such financial and operating data, analyses and other information of any kind respecting the business and properties of Seller as Purchaser shall from time to time request, including, but not limited to, the work papers of Seller's accountants. Any investigation shall be conducted in a manner which does not unreasonably interfere with the operation of Seller's business. In the event of the termination of this Agreement, Purchaser shall return to Seller all documents, work papers and other materials obtained from Seller in connection with the transac-tions contemplated hereby, and shall use all reasonable efforts to keep confidential any information obtained in any investiga-tion, unless such information is readily ascertainable from pub-lic or published information or trade sources.

     5.02 Consents. Seller shall use Seller's best efforts to procure, upon reasonable terms and conditions, all consents and approvals; to complete all filings, registrations and certificates; and to satisfy all other requirements prescribed by law, including obtaining any approval necessary under antitrust laws, which are necessary to consummate the transactions contemplated in this Agreement and the Other Agreements.

     5.03 Conduct of Business in the Ordinary Course. Seller shall conduct its business only in the ordinary course. By way of amplification and not limitation, except as otherwise provided herein, Seller shall not, without the prior written consent of
Purchaser:

          (a) issue or cause to be issued any of Seller's partnership interest, or any options, warrants, or other rights to subscribe for or purchase any of Seller's partnership interest, or any securities convertible into or exchangeable for Seller's partnership interest;

          (b) declare, set aside, or make any payments or distributions to partners, whether in cash, stock or other securities, other than payment of RMW's current salary and related benefits, or otherwise make any distributions, including payment of intercompany debts and management fees, directly or indirectly, of any property of Seller;

          (c) directly or indirectly redeem, purchase or other-wise acquire any of Seller's partnership interests;

          (d)  amend its certificate or partnership agreement;

          (e) grant any increase in the compensation payable or to become payable to its officers or salaried employees (includ-ing any salary, bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any of such officers or employees);

          (f) except in the ordinary course of business borrow or agree to borrow any amount of funds; directly or indirectly guarantee or agree to guarantee any obligations of others; or, except in the ordinary course of business, incur any obligation or liability;

          (g) except in the ordinary course of business, place or suffer to exist on any of the Assets any mortgage, pledge, lien, charge or other encumbrance;

          (h) except in the ordinary course of business, cancel any material indebtedness owing to Seller or any claims which Seller may have possessed, or waive any material rights of substantial value, or discharge or satisfy any material non-current Liabilities;

          (i) enter into any agreement, contract or commitment which, if entered into prior to the date of this Agreement, would be required to be listed on a Schedule delivered to Purchaser pursuant to the terms of, or in connection with, this Agreement, or modify, amend or terminate any agreement required to be listed in any such Schedule

          (j) sell or otherwise dispose of any of the Assets, except in the ordinary course of business;

          (k) commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed on a Schedule delivered to Purchaser pursuant to the terms of, or in connection with, this Agreement, or which would have an adverse affect on business, financial condition or earnings of Seller;

          (l) violate any law, statute, rule, governmental regulation or order, which violation might have an adverse effect on the business, financial condition or earnings of Seller;

          (m) fail to maintain its books, accounts and records on a basis consistent with that heretofore employed; or

          (n) fail to pay, or to make provisions adequate for the payment of, all taxes (current or deferred), interest pay-ments and penalties (whether or not reflected in its returns as filed) due and payable (and/or accruable for all periods to the Closing Date, including that portion of its fiscal year to and including the Closing Date) to any city, county, state, foreign country, the United States or any other taxing authority.

     Notwithstanding the foregoing provisions of this paragraph
5.03, Purchaser and the Subsidiary acknowledge and agree:

     a. Seller is currently experiencing a severe shortage of cash to meet the obligations of Seller arising in the normal course of the Business, and failure by Seller to satisfy any obligation attributable to such shortage of cash shall not be a violation of the covenants stated above, and

     b. Seller has historically and regularly challenged various regulatory agencies concerning their interpretation of tax and other laws, rules and regulations, and any such position taken by Seller shall not be a violation of the covenants stated in this Section 5.03, unless such position is taken in bad faith.

     5.04 Preservation of Business. Without in any way limiting the provisions of Section 5.09, Seller shall cooperate with Purchaser in making any announcements concerning the transactions contemplated in this Agreement to Seller's material suppliers, distributors and customers. Seller shall use Seller's best efforts to preserve the possession and control of the Assets; to preserve the good will of suppliers, distributors, customers and others having business relations with Seller; and to do nothing to impair the ability to keep and preserve the business of Seller existing on the date of this Agreement.

     5.05 Notification of Material Changes and Litigation. Sel-ler shall provide Purchaser with prompt written notice, accomp-anied by a detailed description and analysis, (a) of any adverse or potentially adverse material change in its condition, earn-ings, prospects or business; (b) of any event or condition of any character (whether actual, threatened or contemplated) pertaining to the financial condition, business or assets of Seller that has materially adversely affected, or which can reasonably be expected to materially and adversely affect, its financial condi-tion, business or assets, or to cause its business to be carried on materially less profitably than prior to this Agreement; and
(c) of all claims, regulatory proceedings and litigation (whether actual, threatened or contemplated, and whether or not material) against or possibly involving Seller or involving any officer or director of Seller where such claims, regulatory proceedings or litigation arise in connection with actions taken by any officer or director in his capacity as an officer or director. Such adverse or potentially adverse material changes or such litiga-tion shall include, without limitation, any adverse or poten-tially adverse material change in, or any litigation arising in connection with any item or matter reported on, any Schedule, Annex or document delivered by Seller to Purchaser in connection with this Agreement.

     5.06 Cooperation. Seller shall use Seller's best efforts to cooperate fully, completely and promptly with Purchaser in connection with satisfying all conditions to the Closing and effecting the transactions contemplated by this Agreement.

     5.07 Discussions with Other Purchasers. Neither Seller nor any of its partners, nor any of Seller's directors, officers, agents or employees, shall solicit, authorize the solicitation of, or enter into any discussions with any third party (a) to purchase any of Seller's partnership interests, any option or warrant to purchase any of Seller's partnership interests, any securities convertible into any of Seller's partnership interests, or any other equity security of Seller; (b) to make a tender or exchange offer for any of Seller's partnership interests, or any other equity security of Seller; (c) to purchase, lease or otherwise acquire all or a substantial portion of the Assets; or (d) to merge, consolidate, engage in a share exchange or otherwise combine with Seller.

     5.08 Representations and Warranties. Seller shall use its best efforts to not cause or permit any of the representations and warranties made in this Agreement, including, without limita-tion, their representations and warranties contained in Section 3 of this Agreement, to be untrue or incomplete on the Closing Date or at any time prior thereto.

     5.09 Publicity. Except as required by applicable law, with-out the prior written consent of Purchaser, Seller shall not disclose or publish, or permit the disclosure or publication of, any information concerning the execution and delivery of this Agreement, or the transactions contemplated by this Agreement, to any third party.

                            Section 6

                      Covenants of Purchaser

     Purchaser covenants and agrees with Seller that from the date hereof through the Closing:

     6.01 Cooperation. Purchaser shall cooperate fully, com-pletely and promptly with Seller in connection with satisfying all conditions to the Closing and effecting the transactions con-templated by this Agreement.

     6.02 Representations and Warranties. Purchaser will not cause or permit any of its representations and warranties made in this Agreement, including, without limitations, its representa-tions and warranties contained in Section 4 of this Agreement, to be untrue or incomplete on the Closing Date or at any time prior thereto.


                            Section 7

              Conditions to Obligations of Purchaser

     The obligations of Purchaser to consummate the transactions contemplated herein shall be subject to the satisfaction of the following conditions at or before the Closing:

     7.01 Representations, Warranties and Covenants. The repre-sentations and warranties of Seller contained herein shall be true on the Closing Date, with the same effect as though made at such time, except to the extent of changes permitted by the terms of this Agreement. Seller shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing. In addition, Seller shall have delivered to Purchaser a certificate dated the Closing Date and signed by Seller's President and Secretary, and by each of its general partners, to the effect that, except as disclosed in the certificate, they do not know, and have no reasonable grounds to know, of any failure or breach of any representation, warranty or covenant made by Seller or any of the conditions to Purchaser's obligation to consummate the transactions contemplated herein.

     7.02 No Material Adverse Change. There shall not have occurred any material adverse change since the date of this Agreement in the financial condition, business, assets or results of operations of Seller.

     7.03 Opinion of Counsel for Seller. Purchaser shall have received an opinion from Bingham, Dana & Gould, counsel for Seller, dated the Closing Date, substantially in the form attached hereto as Annex 7.03.

     7.04 Environmental Matters. Prior to the Closing, there shall not have occurred any Hazardous Discharge or Environmental
Complaint.


     7.05 Statutory Requirements. All statutory requirements for the valid consummation by Purchaser of the transactions contem-plated by this Agreement shall have been fulfilled, and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit the consummation by Purchaser of the transactions contemplated by this Agreement, and to permit the business presently carried on by Seller to continue unimpaired in all material respects immediately following the Closing, shall have been obtained.

     7.06 Consulting Agreements. The Consultants shall have exe-cuted and delivered the Consulting Agreements.

     7.07 Deliveries. At or before the Closing, Seller shall make all of its deliveries contemplated in this Agreement, including, without limitation, all of the deliveries listed on
Schedule 7.07.

     7.08 Closing.  The Closing shall occur on or before December
31, 1996.

                            Section 8

               Conditions to Obligations of Seller

     The obligations of Seller to consummate the transactions contemplated herein shall be subject to the satisfaction of the following conditions at or before the Closing:

     8.01 Representations, Warranties and Covenants. The repre-sentations and warranties of Purchaser contained herein shall be true on the Closing Date, with the same effect as though made at such time, except to the extent of changes permitted by the terms of this Agreement. Purchaser shall have performed all obliga-tions and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing. In addition, Purchaser shall have delivered to Seller a certificate dated the Closing Date and signed by its President and Secretary to the effect that, except as disclosed in the certificate, they do not know, and have no reasonable grounds to know, of any fail-ure or breach of any representation, warranty or covenant made by Purchaser or of any of the conditions to Seller's obligations to consummate the transactions contemplated herein.

     8.02 Opinion of Counsel for Purchaser. Seller shall have received an opinion of Brown, Todd & Heyburn PLLC, counsel for Purchaser, dated the Closing Date, substantially in the form attached hereto as Annex 8.02.

     8.03 Statutory Requirements. All statutory requirements for the valid consummation by Seller of the transactions contemplated by this Agreement shall have been fulfilled, and all authoriza-tions, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit the consummation by Seller of the transactions contemplated by this Agreement shall have been obtained.

     8.04 Deliveries. At or before the Closing, Purchaser shall make all of its deliveries contemplated in this Agreement, including, without limitation, all of the deliveries listed on
Schedule 8.04.

     8.05 Closing.  The Closing shall occur on or before December
31, 1996.

     8.06 Consulting Agreements. Purchaser shall have executed and delivered the Consulting Agreements.


                            Section 9

                           The Closing

     9.01 Date and Place. The Closing shall be held on the Clos-ing Date at 10:00 a.m. in the offices of Brown, Todd & Heyburn, 3200 Capital Holding Center, Louisville, Kentucky, or at such other place or time on the Closing Date as the parties may mutually agree.

     9.02 Deliveries. At or before the Closing, the parties shall make all of the deliveries contemplated in this Agreement, including, without limitation, the deliveries set forth on Schedules 7.07 and 8.04.

                            Section 10

   Survival of Representations and Warranties--Indemnification

             10.01 Survival. Each of the parties' representations, war-ranties, covenants and agreements set forth in this Agreement shall survive the Closing.

             10.02 Indemnity by Seller. Seller shall indemnify and hold Purchaser and the Subsidiary harmless from and against, and shall pay to Purchaser the full amount of, any loss, claim, damage, liability or expense (including reasonable attorneys' fees) resulting to Purchaser or the Subsidiary, either directly or indirectly, from (a) any undisclosed Liabilities, contracts or commitments of Seller, including, without limitation, any commitments to existing or former employees, distributors, customers or suppliers; (b) any inaccuracy in any representation or warranty, or any breach of any covenant or agreement, by Seller contained in this Agreement or in any of the Other
Agreements; and (c) any of the Liabilities, except for those specifically assumed by Purchaser pursuant to Section 2.02.
Provided, however, that all losses arising under subparagraphs
(a) and (b) above shall be deemed to be Special Assumed
Liabilities to the extent that the aggregate amount of Special
Assumed Liabilities does not exceed $250,000, as provided in
Section 2.02(c)(3) above, and Seller shall be liable under subparagraphs (a) and (b) of this Section 10.02 only to the extent such losses are not deemed to be Special Assumed
Liabilities. For purposes of this Section 10.02, Liabilities and other matters shall be "undisclosed" if they are not fully and specifically described on a Schedule to this Agreement.
Purchaser shall give Seller prompt notice once Purchaser knows that it has any basis to assert a claim for indemnification hereunder. Such notice shall include a summary of the facts giving rise to the claim. If a claim is made against Purchaser or either of the Subsidiary for which Purchaser and the Subsidiary are entitled to indemnification under this Section
10.02, Purchaser shall provide a reasonable defense to such claim and shall pay the reasonable costs of such defense (the "Defense
Costs"). If the defense is wholly successful, Purchaser and the Subsidiary shall not seek indemnification for the Defense Costs other than to setoff the amount of the Defense Costs against the Profit Sharing Arrangement. If the defense is not wholly successful, Purchaser and the Subsidiary shall be indemnified by the Seller for the amount of the settlement or judgment plus the Defense Costs.

             10.03 Remedies; Right of Offset. Upon the occurrence of any event for which Purchaser is entitled to indemnification under this Agreement, it shall have all the rights and remedies in law and in equity available to it. Without limiting the foregoing, Seller hereby agrees to pay promptly upon receipt of notice from Purchaser the amounts which Seller may owe to Purchaser from time to time by reason of the provisions of this Agreement or otherwise. Should Seller fail or refuse to pay any such amounts promptly after the request of Purchaser, then Purchaser, at its election, may offset any amounts thus due and owing to Purchaser against the Profit Sharing Arrangement and the Consulting
Agreement with RMW.

     10.04     Exculpation of RMW and Seller's Limited Partners.
Purchaser and Subsidiary agree:

          (a) That if the Closing occurs, they will not assert any claim against the Limited Partners of Seller for any reason arising from or in connection with this Agreement or the Other Agreements, or the transactions herein or therein contemplated; and

          (b) That if the Closing occurs, any claims against Seller arising hereunder or under the Other Agreements will be asserted only against the partnership entity of Seller and Seller's assets, and not against any General Partner of seller as a separate person or entity, and Purchaser and Subsidiary will not assert any claim against any of the General Partners of Seller for any reason arising from in connection with this Agreement or the Other Agreements (other than claims arising under the Consulting Agreement with RMW), or the transactions herein or therein contemplated, other than claims arising under the representation and warranty of RMW stated in Section 10.05 below.

          (c) Notwithstanding the foregoing, Purchaser may assert a claim against any of Seller's limited or general partners to the extent of (i) such partners actual fraud and (ii) the amount of any distributions made by Seller to such partner after the date of this Agreement.

     10.05 Representation and Warranty of RMW. RMW represents and warrants to Purchaser that to the extent of the Knowledge of RMW the representations and warranties of the Seller stated in Section 3 above are true and correct in all material respects.


                            Section 11

                          Miscellaneous

     11.01 Notices. Any notices or other communications required or permitted hereunder shall be deemed to have been duly given
(a) if delivered in person and a receipt is given; or (b) if sent by registered or certified mail, return receipt requested, post-age prepaid, and addressed as follows:

          (a) If to Seller:

               WJA Realty Limited Partnership
               111 West 5th Street
               Suite 820
               Tulsa, OK 74103
               Attn: Roger M. Wheeler, Jr.

               with a copy to:

               David W. Holden, Esq.
               Holliman Langholz Runnels Holden
                  Forsman & Sellers
               Ten East Third Street, Suite 500
               Tulsa, OK  74103-3695


          (b) If to Purchaser:

               Florida Gaming Corporation
               c/o Freedom Financial Corporation
               2669 Charlestown Road, Suite D
               New Albany, Indiana 47150
               ATTN: W. Bennett Collett

               with a copy to:

               Brown, Todd & Heyburn PLLC
               3200 Capital Holding Center
               Louisville, Kentucky 40202-3363
               Attn: James A. Huguenard

or if sent to such substituted address as any of the parties has given to the others in writing in accordance with this Section
11.01.

     11.02 Waivers. No waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition of this Agreement shall operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.

     11.03 Expenses. The fees and expenses of RMW, and of the lawyers, accountants and other consultants to Seller incurred in connection with the negotiation of this Agreement and the consummation of the transactions herein contemplated, shall be included in the Regular Assumed Liabilities.

     11.04 Headings; Interpretation. The headings in this Agree-ment have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, singular, neuter or plural, as appropriate.

     11.05 Annexes and Schedules. The Annexes and Schedules to this Agreement are incorporated herein by reference and expressly made a part hereof.

     11.06 Entire Agreement. All prior negotiations and agree-ments by and among the parties hereto with respect to the subject matter hereof are superseded by this Agreement, and there are no representations, warranties, understandings or agreements with respect to the subject matter hereof other than those expressly set forth herein or on an Annex or Schedule delivered in connec-tion herewith.

     11.07 Representations and Warranties, Etc. The representa-tions and warranties of each party contained herein shall not be deemed to be waived or otherwise affected by any investigation made by any other party hereto, provided, however, that Purchaser shall before the Closing inform Seller in writing of any matter known to Purchaser which would constitute a breach of any representation or warranty of Seller if the Closing were to occur.

     11.08 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida.

     11.09 Brokers. The parties covenant and agree with one another that they have not dealt with any broker or finder in connection with any of the transactions contemplated in this Agreement and, insofar as they know, no broker or other Person is entitled to a commission or finders' fee in connection with these transactions. Each party shall indemnify and hold the other par-ties harmless from and against any claim by any agent or broker claiming by or through it for any fee or other compensation due or allegedly due that broker or agent.

     11.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     11.11 Severability. If any provision of this Agreement or its application will be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision, and of all other provisions and applications hereof, will not in any way be affected or impaired. If any court shall determine that any provision of this Agreement is in any way unenforceable, such provision shall be reduced to whatever extent is necessary to make such provision enforceable.

     11.12 Benefit and Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of Purchaser and Seller and each of their successors and assigns; provided, however, that no party to this Agreement shall assign his or its rights or obligations hereunder without the express written consent of the other parties, which consent shall not be unreasonably withheld.

     11.13 Risk of Loss. The risk of any loss or damage to any of the Assets by fire or any other casualty or cause shall be borne by Seller at all times through the Closing, and by Purchaser thereafter.

     11.14 Further Assurances. From time to time at another party's request and without further consideration, a party shall execute and deliver such further instruments of conveyance, assignment and transfer, and take such other actions as the requesting party may reasonably request, in order to more effec-tively convey and transfer any of the Assets. In addition, any monies collected by a party which are due and payable to another party will be promptly remitted to such party upon receipt thereof.

     11.15 Prorations and Adjustments. Except as otherwise herein provided with respect to the Assumed Liabilities, all income and operating expenses pertaining to the conduct and operation of Seller's business shall be prorated as of the Closing Date, so that, as between Seller and Purchaser, Seller shall receive all revenues and be responsible for all expenses, costs and Liabilities allocable to the period prior to the Closing Date, and Purchaser shall receive all revenues and be responsible for all expenses, costs and Liabilities allocable to the Closing Date and thereafter.

     11.16 Sales and Transfer Taxes and Fees. All sales and transfer taxes, and all recording, filing and other fees (including any penalties or interest), incurred in connection with this Agreement and the transactions contemplated hereby will be borne by Purchaser. The parties will assist each other in the filing of all necessary tax returns and other documentation with respect to all such taxes and fees, and, if required by applicable law, will join in the execution of any such tax returns or other documentation.

     11.17 Arbitration. All controversies, disputes or claims arising among the parties in connection with, or with respect to, any provision of this Agreement or any of the Other Agreements, which has not been resolved within fifteen (15) calendar days after either Purchaser or the Seller shall notify the other in writing of such controversy, dispute or claim, shall be submitted for arbitration in accordance with the rules of the American Arbitration Association or any successor thereof. Arbitration shall take place at an appointed time and place in Dade County, Florida. Each party shall select one (1) arbitrator (who shall not be counsel for such party), and the two (2) so designated shall select a third arbitrator. If either party shall fail to designate an arbitrator within seven (7) calendar days after arbitration is requested, or if the two (2) arbitrators shall fail to select a third arbitrator within fourteen (14) calendar days after arbitration is requested, then such arbitrator shall be selected by the American Arbitration Association or any suc-cessor thereto upon application of either party. Judgment upon any award of the majority of arbitrators shall be binding and shall be entered in a court of competent jurisdiction. The award of the arbitrators may grant any relief which might be granted by a court of general jurisdiction, including, without limitation, award of damages and/or injunctive relief, and may, in the discretion of the arbitrators, assess, in addition, the cost of the arbitration, including the reasonable fees of the arbitrators and reasonable attorneys' fees, against either or both parties, in such proportions as the arbitrators shall determine. Nothing herein contained shall bar the right of any of the parties to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration.

     11.18 Financial Information. Seller shall prepare, or cause to be prepared, and deliver to Purchaser at the Closing each of the following financial statements of WJA prepared in accordance with generally accepted accounting principles (the "Financial
Statements")



Financial            Date or Period
Statement            Ending Date                         Period        Audited

Balance Sheet        December 31, 1994 and 1995            N/A            YES
                     (or 1995 and 1996 if Closing
                     occurs after February 11, 1997)

                     Calendar quarter end no more          N/A            NO
                     than 130 days before Closing

Statements of        December 31, 1993, 1994, and          12 months      YES
Income,              1995 (or 1994, 1995, and
Cash Flows and       1996 if Closing occurs after
Changes in Equity    February 11, 1997)

                     Calendar quarter end no more          quarter and    NO
                     than 130 days before Closing          year to date
                                                           (comparative
                                                           with previous
                                                           year's quarter
                                                           and year to
                                                           date)


Seller shall use its best efforts to obtain and to deliver to Purchaser at the Closing, an audit of those Financial Statements noted above to be audited, certified by Arthur Andersen & Co., independent public accountants (the "Audit"). Seller shall make available to Purchaser after the Closing all records of Seller pertaining to the Business and the Real Property as Purchaser may reasonably request for use in the operation of the Business or to prepare reports and other documents required to be filed with the Securities and Exchange Commission or any other governmental agency or authority. Seller hereby consents, effective at the Closing, for its agents and accountants to release copies of all such records to Purchaser. If the Closing does not occur for any reason, Purchaser shall maintain all such Financial Statements and related information in confidence and not disclose or publish them except under the compulsion of legal process issued by a court or other governmental agency.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth in the preamble hereto, but actually on the dates set forth below.


                              WJA Realty Limited Partnership


                              By   /s/ Roger M. Wheeler, Jr.

                              Title: General Partner

                              Date:  11/22/96


                              Florida Gaming Corporation


                              By   /s/ W. Bennett Collett

                              Title:  Chairman, Chief Executive Officer

                              Date:  11/23/96


                              Florida Gaming Centers, Inc.


                              By   /s/ W. Bennett Collett

                              Title:  Chairman, Chief Executive Officer

                              Date:  11/23/96




                             ANNEXES

1.01(B)   Assignment of Contracts
1.01(D)   Bill of Sale
1.01(E)   Consulting Agreements (including stock option and
          registration rights)
          [included in the Current Report on Form 8-K dated
          November 25, 1996]
1.01(G)   Current Financial Statements of WJA
1.01(I)   Financial Statements of WJA
1.01(N)   Assignment of Land Trust Interest
1.01(O)   Guaranty
3.01      Certificate of Limited Partnership
          Partnership Agreement
7.03      Seller's Legal Opinion
8.02      Purchaser's Legal Opinion

                            SCHEDULES

1.01(A)   Excluded Assets
          [included in the Current Report on Form 8-K dated
          November 25, 1996]
1.01(F)   Material Contracts
1.01(J)   Inventory
1.01(K)   Material Regular Assumed Contract Liabilities
1.01(M)   Real Property
2.03      Allocation of Purchase Price
3.02      Partners Percentage Interest
3.03      Subsidiaries
3.08      Assets Not Otherwise Described
3.10      Material Changes
3.11      Tax Matters
3.14      Litigation
3.15      Collectibility of Notes and Receivables
3.16      Permits
3.17      Intellectual Property
3.20      Customers, etc.
3.21      Employees of Seller
3.22      Insurance
3.23      Collective Bargaining Contracts, etc.
3.24      Employee Benefit Plan
3.25      Potential Competing Interests
3.26      Environmental Matters
7.07      Seller's Deliveries
8.07      Purchaser's Deliveries



                         ANNEX 1.01(E)

             CONSULTING AND NONCOMPETITION AGREEMENT

     This is a Consulting and Noncompetition Agreement (this
"Agreement") dated ________________, 1996, among  Florida Gaming
Centers, Inc., a Delaware Corporation (the "Company") and Richard
P. Donovan (the "Consultant").

                             Recitals

     A. The Company is purchasing the assets of WJA Realty Limited Partnership, a Massachusetts limited partnership ("Seller") pursuant to an Assets Purchase Agreement dated as of __________, 1996 (the "Purchase Agreement"), between Florida Gaming Corporation ("FGC"), the Company and Seller. All capitalized terms used, but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

     B. Following the Company's purchase of the Assets, the Company wishes to benefit from the Consultant's experience and knowledge by utilizing him as a consultant to the Company, and the Company further wishes to prevent Consultant from competing with the Company subject to the terms and conditions set forth herein.

                       Terms and Conditions

     1. Consulting Services. In consideration of the Company's purchase of the Assets from Seller and the payment by the Company to the Consultant of $20,000.00 per month for each of the sixty months following the date hereof, the Consultant agrees for a period of five years from the date hereof to provide such consulting services as may reasonably be requested by officers or directors of the Company, including, without limitation, (i) advising the Company regarding the operations of the business; (ii) advising the Company regarding its marketing and promotional plans and activities; (iii) participating in the preparation of competitive analyses; (iv) advising the Company regarding political matters (v) assisting with Corporate expansion and business development programs. Notwithstanding the foregoing, the Consultant shall be obligated to assist and advise the Company sixty hours per month (but no more) to the extent he is requested to do so by officers or directors of the Company.

     2. Insurance. The Company will pay the premiums for Consultant's life insurance policy with John Alden Insurance Company for the term of this Agreement. The premium obligation of the Company for the Consultant's life insurance policy will not exceed $14,000 per annum. During the term of this Agreement, the Company shall provide the Consultant with coverage under the group health insurance plan in effect from time to time for the Company's employees (the "Plan") on the same terms and conditions that the Company generally provides such insurance to its employees from time to time; provided, that the Company shall have no obligation to provide the Consultant with health insurance except to the extent that the Plan permits the Company to do so under the Plan.

     3. Stock Option. Concurrent with the purchase of the Assets, and the execution of this Agreement, the Company will cause FGC to grant Consultant an option to purchase 50,000 shares of the common stock of FGC pursuant to an option agreement between the Company and the Consultant in the form of Attachment A hereto. The exercise price shall be the market price at the close of business on the Closing Date. The option shall be exerciseable at any time within five years of the Closing.

     4. Covenants of the Consultant. In further consideration for the Company's purchase of the Assets and the payments to be made to the Consultant hereunder, the Consultant covenants and agrees as follows:
          (a) Covenant Not To Compete. During the term of this Agreement, except for the services to be rendered by the Consultant under this Agreement, the Consultant shall not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, investor, director, consultant or in any other capacity (i) participate or engage in, or assist others in participating or engaging in, a parimutuel or gaming business within 75 miles of any of the jai-alai frontons located in Miami, Ft. Pierce, Tampa, and Ocala, Florida; or (ii) solicit, or assist others in soliciting, any employees of Company from leaving their employ (including the current and former employees of Seller).

          (b) Confidentiality. The Consultant shall not communicate, disclose or use for the benefit of himself or any other person, firm, partnership, corporation or other entity (a "Person") in any way, or anywhere, any customer or supplier lists, business secrets or methods, business policies, manuals of instruction, reports, research, records, catalogs, samples, advertising, brochures, or other forms, or any other confidential or proprietary information or trade secrets of any type or description whatsoever belonging to the Company, including, without limitation, those formerly belonging to Seller which are being purchased by the Company pursuant to the Purchase Agreement ("Confidential Information"). The Consultant acknowledges that to the best of his knowledge, after due investigation, he has delivered to the Company all documents, memoranda, notes, and other writings whatsoever (and all copies thereof) prepared by the Consultant or otherwise, which contain or relate to Confidential Information (the "Confidential Documents") which were in his possession or control whether prepared by the Consultant or otherwise. Should the Consultant discover that he does have possession or control of any Confidential Documents, he shall immediately deliver them to the Company.

          (c) Reasonableness of Covenants. It is expressly understood and agreed that although the Company and the Consultant consider the covenants contained in this paragraph 4 to be reason-able for the purpose of preserving the Company's proprietary rights and ongoing business value including, without limitation, such rights and value transferred to the Company pursuant to the Purchase Agreement, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this paragraph 4 is an unenforceable restriction against the Consultant, the provisions of such restriction shall not be rendered void but shall be deemed reduced as to a duration or scope or otherwise amended to such extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this paragraph 4 is unenforceable, and such restriction cannot be amended so as to make it unenforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

     5.   Remedies.   The Consultant acknowledges that the Company
has consummated the transactions contemplated in the Purchase Agreement in reliance upon Consultant's fulfillment of the obligations imposed by this Agreement. The Consultant agrees that the Company may not be adequately compensated by money damages for a breach by the Consultant of any of the covenants contained herein, and the Consultant agrees that the Company shall be entitled, in addition to all other remedies, to injunctive relief and specific performance of this Agreement. The parties further agree that, if the Company reasonably determines that the Consultant has breached any of his covenants contained herein, in addition to all other remedies, the Company shall have the right to set off the amount of any damages which it sustains as a result of such breach against any amounts the Company owes to the Consultant, including, without limitation, any payments owed to Seller pursuant to the Purchase Agreement.

     6. Reimbursement of Expenses. The Company shall reimburse the Consultant for all reasonable travel, entertainment, and similar expenses that the Company directs the Consultant to incur in connection with the provision of consulting services under this Agreement. The Company shall not reimburse any expense that is not specifically approved by the Company before it is incurred. Any reimbursements under this paragraph shall be made upon the Consultant's presentation to the Company, from time to time, of an account of such expenses in such form and in such detail as the Company may reasonably request.

     7. Hold Harmless from Agreement with Seller. The Consultant has been an employee of the Seller for a number of years. The Consultant represents and warrants to the Company that (i) he has not received compensation from the Seller in the last six months in excess of the Consultant's base salary plus benefits listed in the schedules to the Purchase Agreement, (ii) he has not received in the last six months any bonus, (iii) he is not entitled to any bonus from Seller with respect to all or any part of calendar year 1996 or any period thereafter, (iv) he is not entitled to any severance payment from Seller or any similar benefit, and (v) the Seller owes nothing to the Consultant other than the Consultant's base pay for the days completed in the current pay period and normal unreimbursed out of pocket expenses. The Consultant shall indemnify and hold the Company harmless against any losses it incurs as a result of any inaccuracy in any of the foregoing representations and warranties. The Company may setoff the amount of any such losses against amounts that would otherwise be payable to the Consultant under this Agreement.

     8.   Miscellaneous.

          (a) Assignability. The services to be rendered by the Consultant under this Agreement are unique and personal, and the Consultant may not assign any of his rights or delegate any of his duties under this Agreement. The rights or obligations of the Company under this Agreement shall benefit and bind the successors and assigns of the Company.

          (b) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

          (c) Entire Agreement. This Agreement and the accompanying Option Agreement constitute the entire agreement of the parties and supersedes all prior understandings with respect to the subject matter hereof. No change in or modification of this Agreement shall be enforceable, unless in writing and signed by the party against whom enforcement is sought.

          (d) Independent Contractor. The parties acknowledge and agree that the Consultant shall perform his consulting services hereunder as an independent contractor and not as an employee of the Company. The Consultant shall not have, receive or be entitled to receive under this Agreement any of the rights, privileges, or benefits of employees of the Company.

          (e) Severability. If any provision of this Agreement or the application thereof shall be adjudged by any court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of all other applications of such provision, and of all other provisions and applications hereof, shall not in any way be affected or impaired unless such provision is of the essence of this Agreement.

          (f) No Waivers. No failure or delay on the part of any party exercising any power or right under this Agreement shall operate as a waiver thereof, and no single or partial exercise of any such right or power shall preclude any other or further exercise thereof, or the exercise of any other right or power under this Agreement.

          (g) Headings. The headings used in this Agreement have been included solely for ease of reference and shall not be deemed a part of this Agreement in construing or interpreting the provisions hereof.

          (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.
It shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.


Florida Gaming Centers, Inc.


By____________________________

Title:________________________

Date:__________________________


Consultant

Name:_________________________
     Richard P. Donovan

Signature:____________________

Date:__________________________


             CONSULTING AND NONCOMPETITION AGREEMENT

     This is a Consulting and Noncompetition Agreement (this
"Agreement") dated ________________, 1996, among  Florida Gaming
Centers, Inc., a Delaware Corporation (the "Company") and Roger M. Wheeler, Jr. (the "Consultant").

                             Recitals

     A. The Company is purchasing the assets of WJA Realty Limited Partnership, a Massachusetts limited partnership ("Seller") pursuant to an Assets Purchase Agreement dated as of __________, 1996 (the "Purchase Agreement"), between Florida Gaming Corporation ("FGC"), the Company and Seller. All capitalized terms used, but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

     B. Following the Company's purchase of the Assets, the Company wishes to benefit from the Consultant's experience and knowledge by utilizing him as a consultant to the Company, and the Company further wishes to prevent Consultant from competing with the Company subject to the terms and conditions set forth herein.

                       Terms and Conditions

     1. Consulting Services. In consideration of the Company's purchase of the Assets from Seller and the additional consideration described below, the Consultant agrees for a period of ten years from the date hereof to provide such consulting services as may reasonably be requested by officers or directors of the Company, including, without limitation, (i) advising the Company regarding the operation of its business; (ii) advising the Company regarding its marketing and promotional plans and activities; (iii) participating in the preparation of competitive analyses; and (iv) advising the Company regarding political matters. Notwithstanding the foregoing, the Consultant shall be obligated to consult with and advise the Company not more than ten hours per month if so requested by officers or directors of the Company. The Company shall:

     (a) Pay to the Consultant a fee (the "Consulting Fee"), as follows:

          (1) One hundred thousand dollars ($100,000) for each of the first five years commencing at the Closing Date, payable in arrears in twelve equal monthly installments commencing one month after the Closing Date,

          (2) Fifty thousand dollars ($50,000) for each of the five years commencing at the fifth anniversary of the Closing Date, payable in arrears in twelve equal monthly installments, commencing one month after such fifth anniversary,

     (b) Cause to be issued to the Consultant an option to purchase twenty five thousand (25,000) shares of the Common Stock of FGC pursuant to an option agreement in the form of Attachment A hereto. The exercise price shall be the market price of such stock as of the close of business on the date of the Closing contemplated by the Purchase Agreement. Such option shall be exercisable for five years.

     (c) Cause the Consultant and one other person designated by the Consultant and approved by the Company (such approval shall not to be unreasonably withheld) (i) to be appointed to the board of directors of FGC and (ii) unless it would be inconsistent with the fiduciary duties of the directors of FGC (as determined in good faith by such directors) (a "Fiduciary Inconsistency"), to be renominated for election to the FGC board of directors in connection with each expiration of each of their terms during the entire ten year period commencing at the Closing Date (the "Ten Year Period"). Upon each Fiduciary Inconsistency, if any, FGC shall give notice to the Consultant and the Consultant may, but shall not be required to, propose by written notice to FGC a different individual to serve on the FGC board. Upon such a proposal, the designated individual shall be treated as the Consultant (or his designee, as appropriate) for the purposes of clause (ii) of the first sentence of this subsection 1(c) and shall therefore be nominated to the FGC board absent a Fiduciary Inconsistency with respect to that individual. If the Consultant should die during the Ten Year Period, Seller shall have the authority to designate a different individual who shall, for the remainder of the Ten Year Period, be treated as the Consultant for all purposes under this subsection 1(c).

The Consulting Fee shall terminate upon the death of the Consultant, provided, however, that the Company shall pay a death benefit to the estate of the Consultant, in an amount equal to the Consulting Fee payments remaining to be paid during the entire ten year duration of the Consulting Fee, as and when those payments would have been due in the absence of the death of the Consultant.

     2. Covenants of the Consultant. In further consideration for the Company's purchase of the Assets and the payments to be made to the Consultant hereunder, the Consultant covenants and agrees as follows:

          (a) Covenant Not To Compete. For a period of three years after the date of this Agreement, except for the services to be rendered by the Consultant under this Agreement, the Consultant shall not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, investor, director, consultant or in any other capacity (i) participate or engage in, or assist others in participating or engaging in, a parimutuel or gaming business within 75 miles of any of the jai alai frontons located in Miami, Ft. Pierce, Tampa, and Ocala Florida; or (ii) solicit, or assist others in soliciting, any employees of Company from leaving their employ (including the current and former employees of Seller).

          (b) Confidentiality. The Consultant shall not communicate, disclose or use for the benefit of themselves or any other person, firm, partnership, corporation or other entity (a "Person"), in any way, or anywhere, any customer or supplier lists, business secrets or methods, business policies, manuals of instruction, reports, research, records, catalogs, samples, advertising brochures, or other forms, or any other confidential or proprietary information or trade secrets of any type or description whatsoever belonging to the Company, including, without limitation, those formerly belonging to Seller which are being purchased by the Company pursuant to the Purchase Agreement ("Confidential Information"). The Consultant acknowledges that he has in his possession or control documents, memoranda, notes and other writings (and copies thereof) prepared by the Consultant or otherwise, which contain or relate to Confidential Information (the "Confidential Documents"). Consultant shall take all steps necessary to maintain the confidentiality of the Confidential Documents and shall not use the Confidential Documents for any purpose other than in connection with (i) his duties under this Agreement and (ii) any matters related to the Purchase Agreement.

          (c) Reasonableness of Covenants. It is expressly understood and agreed that although the Company and the Consultant consider the covenants contained in this paragraph 2 to be reason-able for the purpose of preserving the Company's proprietary rights and ongoing business value including, without limitation, such rights and value transferred to the Company pursuant to the Purchase Agreement, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this paragraph 2 is an unenforceable restriction against the Consultant, the provisions of such restriction shall not be rendered void but shall be deemed reduced as to a duration or scope or otherwise amended to such extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this paragraph 2 is unenforceable, and such restriction cannot be amended so as to make it unenforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

     3.   Remedies.   The Consultant acknowledges that the Company
has consummated the transactions contemplated in the Purchase Agreement in reliance upon Consultant's fulfillment of the obligations imposed by this Agreement. The Consultant agrees that the Company may not be adequately compensated by money damages for a breach by the Consultant of any of the covenants contained herein, and the Consultant agrees that the Company shall be entitled, in addition to all other remedies, to injunctive relief and specific performance of this Agreement. The parties further agree that, if the Company reasonably determines that the Consultant has breached any of his covenants contained herein, in addition to all other remedies, the Company shall have the right to set off the amount of any damages which it sustains as a result of such breach against any amounts the Company owes to the Consultant, including, without limitation, any payments owed to Seller pursuant to the Purchase Agreement.

     4. Reimbursement of Expenses. The Company shall reimburse the Consultant for all reasonable travel, entertainment, and similar expenses that the Company directs the Consultant to incur in connection with the provision of consulting services under this Agreement. The Company shall not reimburse any expense that is not specifically approved by the Company before it is incurred. Any reimbursements under this paragraph shall be made upon the Consultant's presentation to the Company, from time to time, of an account of such expenses in such form and in such detail as the Company may reasonably request.

     5.   Miscellaneous.

          (a) Assignability. The services to be rendered by the Consultant under this Agreement are unique and personal, and the Consultant may not assign any of his rights or delegate any of his duties under this Agreement. The rights or obligations of the Company under this Agreement shall benefit and bind the successors and assigns of the Company.

          (b) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Florida.

          (c) Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior under-standings with respect to the subject matter hereof. No change in or modification of this Agreement shall be enforceable, unless in writing and signed by the party against whom enforcement is sought.

          (d) Independent Contractor. The parties acknowledge and agree that the Consultant shall perform his consulting services hereunder as an independent contractor and not as an employee of the Company. The Consultant shall not have, receive or be entitled to receive under this Agreement any of the rights, privileges, or benefits of employees of the Company.

          (e) Severability. If any provision of this Agreement or the application thereof shall be adjudged by any court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of all other applications of such provision, and of all other provisions and applications hereof, shall not in any way be affected or impaired unless such provision is of the essence of this Agreement.

          (f) No Waivers. No failure or delay on the part of any party exercising any power or right under this Agreement shall operate as a waiver thereof, and no single or partial exercise of any such right or power shall preclude any other or further exercise thereof, or the exercise of any other right or power under this Agreement.

          (g) Headings. The headings used in this Agreement have been included solely for ease of reference and shall not be deemed a part of this Agreement in construing or interpreting the provisions hereof.

          (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.
It shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

Florida Gaming Centers, Inc.


By________________________________

Title:____________________________

Date:_____________________________


Consultant

Name:_____________________________
        (Please Print)

Signature:________________________

Date:_____________________________

Freedom Financial Corporation, in order to induce the Consultant to enter into this Agreement, hereby agrees to cast, or to cause to be cast, one vote for each of the shares of FGC to which it (or any entity controlled by it) is entitled to vote in the election of FGC directors in favor of the individuals nominated pursuant to clause
(ii) of the first sentence of subsection 1(c) of the agreement set forth above between the Company and the Consultant.

Freedom Financial Corporation

By___________________________

Title:_______________________

Date:________________________


W. Bennett Collett, in order to induce the Consultant to enter into this Agreement, hereby agrees to cast, or to cause to be cast, one vote for each of the shares of FGC to which he (or any entity controlled by him) is entitled to vote in the election of FGC directors in favor of the individuals nominated pursuant to clause
(ii) of the first sentence of subsection 1(c) of the agreement set forth above between the Company and the Consultant.


_____________________________
W. Bennett Collett


Date:________________________

Florida Gaming Corporation, in order to induce the Consultant to enter into this Agreement, hereby guarantees the Company's performance of its obligations under Section 1 of the agreement set forth above between the Company and the Consultant.

Florida Gaming Corporation


By__________________________

Title:_______________________

Date:________________________


                      STOCK OPTION AGREEMENT

     This is a Stock Option Agreement dated as of ____________, 1996, between FLORIDA GAMING CORPORATION ("FGC") and ______________ (the "Optionee").

                             Recitals

      Optionee has entered into a Consulting and Noncompetition Agreement (the "Consulting Agreement") dated _____________, 1996, with Florida Gaming Centers, Inc., a Delaware Corporation (a
subsidiary of FGC).   Pursuant to the terms of the Consulting
Agreement, FGC agreed to grant the Optionee an option to purchase _____ shares of FGC's common stock on the terms and conditions set forth herein.

                            Agreement

     1. Option Grant. In consideration of the agreements and covenants of the Optionee contained in the Consulting Agreement and this Stock Option Agreement, FGC hereby grants the Optionee the option (the "Option") to purchase ___________ shares of FGC's common stock, par value $.10 per share (the "Shares") at an exercise price of $_________ (The "Exercise Price").

     2. Option Term and Exercise. Subject to the terms and conditions of this Agreement, the Option may be exercised at any time up to and including _____________, 2001, after which the Option shall expire.

     3.   Method of Exercise.  The Optionee shall exercise the
Option by delivering written notice to FGC (the "Exercise Notice"), which shall:

          a. State the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other information as the Corporation or its transfer agent shall require;

          b.   Be signed by the Optionee; and

          c. Be accompanied by payment of the full exercise price, in cash or by a certified check reasonably acceptable to FGC, for the Shares with respect to which the Option is being exercised.

Such exercise shall be deemed effective immediately prior to the close of business on the day FGC shall have received such Exercise Notice (including the payment), and thereupon the Optionee shall be deemed to be the holder of record of the Shares issuable on such exercise. FGC shall issue a certificate or certificates for the number of Shares issuable on such exercise.

     4. Nonassignability of Option. The Option shall not be transferrable or assignable by the Optionee, and shall be exercisable only by the Optionee; provided, however, that on the death or incapacity of the Optionee, the rights of the Optionee hereunder may be exercised by the executor, administrator, guardian, conservator or other personal representative of the Optionee appointed by a court; and further provided, that the Option may be transferred by will or the operation of law upon the death of the Optionee. The Option shall not be pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option contrary to the provisions of this Agreement, and the levy of any process upon the Option shall be null, void, and without effect.

     5.   Adjustment in Certain Events.

          5.01 General Adjustment. To prevent dilution or antidilution of the Option, the Exercise Price shall be subject to adjustment from time to time as provided in this paragraph 5 (such price or price as last adjusted pursuant to the terms hereof, as the case may be, is herein called the "Exercise Price") and the number of Shares issuable on exercise of the Option shall be subject to adjustment from time to time as provided in this paragraph 5.

          5.02 Subdivision or Combination of Common Stock. If FGC at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Shares obtainable on the exercise of the Option will be proportionately increased. If FGC at any time combines (by any reverse stock split or otherwise) its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Shares obtainable on the exercise of the Option will be proportionately decreased.

          5.03 Reorganization, Reclassification, Consolidation,
Merger, or Sale.    Any  capital reorganization, reclassification,
consolidation, merger, or sale of all or substantially all of FGC's assets (a "Sale") to another person or entity which is effected in such a way that holders of Common Stock are entitled to receive (either directly or, with respect to a Sale, upon a subsequent liquidation done as part of the same plan that also involved the
Sale) stock, securities, or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of an Organic Change, FGC shall make fair and appropriate provisions to ensure that Optionee will thereafter have the right to acquire and receive in lieu of or in addition to (as appropriate) the Shares immediately theretofore receivable on exercise of the Option, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of Shares immediately theretofore receivable upon exercise of the Option (the "Substitute Property"). Upon such an Organic Change, the Option shall be to acquire the Substitute Property (and if appropriate the Shares) instead of the Shares. In any Organic Change, FGC shall make fair and appropriate provision with respect to Optionee to ensure that the provisions of this paragraph 5 will thereafter continue to apply to the Option.

     5.04 Certain Events.     The purpose of this paragraph 5 is to
maintain the essence of the Option notwithstanding an Organic Change, a subdivision or combination of Common Stock, or events of a similar nature. If any of these occur, whether or not specifically addressed in this paragraph 5, this Agreement shall be interpreted in a manner that results in an appropriate adjustment, determined by FGC's board of directors, in the Exercise Price and the number of Shares obtainable upon the exercise of the Option, so as to protect the rights of Optionee and FGC.


     6. Securities Representations and Warranties. The Optionee represents and warrants to FGC as follows:

          a. The Optionee acknowledges that the Optionee has received and reviewed a copy of FGC's:

               (1)  1995 Annual Report to Stockholders and
                    definitive proxy statement for the 1996 Annual Meeting of Stockholders;

               (2) Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30, and
                    September 30, 1996;

               (3)  Current Reports on Form 8-K dated September
                    12, and October 9, 1996; and

               (4)  Description of FGC's common stock.

The Optionee acknowledges that FGC has made available to the Optionee any exhibits listed in the documents listed in the immediately preceding sentence.

          b. In making the decision to accept the Option to purchase the Shares, the Optionee has relied on an independent investigation made by the Optionee and/or on the advice given to the Optionee by its own counsel, accountant or other advisors. The Optionee further represents that the Optionee and its advisors have had the opportunity to ask questions and receive answers concerning an investment in Shares and to obtain any additional information (to the extent that FGC possesses or can acquire such information without unreasonable effort or expense) necessary to verify the accuracy of any information contained in the documents listed in paragraph 6.a. or otherwise furnished to the Optionee and its advisors.

          c. The Optionee realizes that an investment in the Shares involves certain risks. The Optionee (either alone or together with its purchaser representative) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Shares. The Optionee hereby certifies that the Optionee has total assets in excess of $500,000.

          d. The Optionee has evaluated the risks of investing in Shares in light of the foregoing and is satisfied that the investment is appropriate.

          e. The Optionee understands (i) that when issued, the Shares will not have been registered under the Securities Act of 1933, as amended (the "Act"); and (ii) that the Shares must therefore be held indefinitely unless the sale thereof is registered under the Act, or an exemption from such registration is available.

          f. The Optionee understands (i) that the Shares have not been registered or qualified with, or reviewed by, any state securities administrator in reliance upon certain exemptions to the securities laws; and (ii) therefore, that the Shares may not be sold, conveyed or transferred without registering or qualifying them for sale under applicable state securities laws, unless the transfer is exempt from such registration or qualification. The Optionee further acknowledges and agrees that a restrictive legend in substantially the following form will be placed on certificates representing the Shares:

     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or qualified under applicable state law and may not be sold, pledged, hypothecated, or otherwise transferred unless registered under the Act and qualified under applicable state law or an exemption is available from such registration and qualification.

          g. The Optionee is purchasing Shares solely for the Optionee's own account for investment purposes only, and not for the account of any other person or for distribution, assignment or resale to others. The Optionee warrants that no other person has, or will have, a direct or indirect beneficial interest in the Shares issued to the Optionee pursuant to this Agreement.

          h. The Optionee agrees to indemnify and hold harmless FGC and its agents, attorneys, accountants and employees from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) that any of them may incur by reason of the Optionee's failure to fulfill any of the terms or conditions of this paragraph 6 or arising out of the distribution or attempted distribution of any of the Shares in violation of the Act or any applicable state securities laws, or by reason of the material breach of any of the representations and warranties made by the Optionee herein.

     7. Notices. All notices required or referenced by the Agreement shall be hand delivered or sent by U. S. certified mail, return receipt requested, or other form of delivery requiring signature by the person receiving the delivery, to the following addresses.

     To The Optionee:




     With a copy to:




     To FGC:             Florida Gaming Corporation
                         1750 South Kings Highway
                         Fort Pierce, Florida 34945-3099
                         Attn:  W. Bennett Collett, Chairman


     With a copy to:     Brown, Todd & Heyburn PLLC
                         3200 Providian Center
                         Louisville, KY 40202-3363
                         Attn: James A. Huguenard
                         502/589-5400

All notices shall be deemed delivered upon the earlier of the date the receiving party signs the return receipt or five days after the notice is postmarked.

     8. Governing Law. This Agreement and the relationship between the parties shall be governed by the laws of the State of Florida.

     9. Entire Agreement. This Agreement contains the entire understanding between the parties and may not be modified in any manner, except by written amendment duly executed by each of the parties hereto.

     10. Registration Rights. Optionee shall have the registration rights with respect to any shares of FGC stock acquired pursuant to this Agreement as set forth in the attached
Annex A.

     11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     12. Benefit and Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of FGC and its successors and assigns and Optionee and his successors and permitted assigns.

     The parties have executed and delivered this Agreement as of the date set forth in the preamble hereto.



                                   Optionee


                                   Name:_________________________




                                   FLORIDA GAMING CORPORATION

                                   By____________________________
                                       W. Bennett Collett
                                       Chairman of the Board and
                                         Chief Executive Officer


                       REGISTRATION RIGHTS


     This is a statement of Registration Rights granted to ________________ ("Optionee") by Florida Gaming Corporation (the
"Corporation") pursuant to a Stock Option Agreement dated as of _____________, 1996, between Optionee and the Corporation dated as of ______________ (the "Agreement").

1.   Definitions.

     As used herein:

     (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a regis-tration statement in compliance with the Securities Act of 1933 (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

     (b) The term "Registrable Securities" means all shares of the Corporation's Common Stock which Optionee acquires pursuant to the Agreement.

     (c) Capitalized terms used but not defined in this statement shall have the meanings assigned them in the Agreement.

2.   Corporation Registration.

     (a) If at any time or from time to time, the Corporation shall determine to register any of its securities for the account of Freedom Financial Corporation, in a registration statement covering the sale of shares of the Corporation's Common Stock pursuant to an underwritten public offering, the Corporation will:
(i) promptly give to Optionee written notice thereof (which shall include a list of the jurisdictions in which the Corporation intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and (ii) include in such registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty days after receipt of such written notice from the Corporation, by Optionee, except as set forth in subparagraph 2(b) below.

     (b) Underwriting. The right of Optionee to registration pursuant to paragraph 2 shall be conditioned upon Optionee's par-ticipation in the underwriting and the inclusion of Optionee's Registrable Securities in the underwriting to the extent provided herein. Optionee and the Corporation shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Corporation. Notwithstanding any other provision of this paragraph 2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting; provided, however, the underwriter may not limit the amount of Registrable Securities included in such registration and underwriting to less than an amount equal to 20 percent of the amount of all the Corporation's securities included within such registration and underwriting. If Optionee disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Corporation and the underwriter.


     c. Termination. The rights granted to Optionee pursuant to this paragraph 2 shall terminate upon the earlier to occur of:
(i) three years from the date Optionee first acquires Registrable Securities on exercise of the Option provided for in the Agreement or (ii) the Corporation has effected two registrations pursuant to subparagraph 2(a) and such registrations have been declared or ordered effective.

3.   Expenses of Registration.

     All expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement, including without limitation, all registration, filing, and qualification fees, printing expenses, fees and disbursements of counsel for the Corporation, and expenses of any special audits incidental to or required by such registration, shall be borne by the Corporation; provided, however, the Corporation shall not be required to pay fees of legal counsel of Optionee, or underwriters' fees, discounts, or commissions relating to the Registrable Securities.

4.   Registration Procedures.

     In the case of each registration, qualification, or compliance effected by the Corporation pursuant to this Agreement, the Corpor-ation will keep Optionee advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Corporation will:

     (a) Keep such registration, qualification or compliance pur-suant to paragraph 2 effective for a period of 180 days or until Optionee has completed the distribution described in the registration statement relating thereto, whichever first occurs;
and

     (b) Furnish such number of prospectuses and other documents incident thereto as Optionee from time to time may reasonably request.

5.   Indemnification.

     (a) The Corporation will indemnify Optionee, each of Optionee's officers and directors, and each person controlling Optionee, with respect to such registration, qualification, or compliance effected pursuant to this statement and each underwriter and each person who controls any underwriter of the Registrable Securities held by Optionee, against all claims, losses, damages, and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of any rule or regulation promulgated under the Securities Act applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration, qualification, or compliance, and will reimburse Optionee, each of Optionee's officers and directors, and each person controlling Optionee, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue state-ment or omission based upon written information furnished to the Corporation by an instrument duly executed by Optionee or such underwriter specifically for use therein.

     (b) Optionee will, if Registrable Securities held by Optionee are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Corporation, each of its directors and officers who sign such registration statement, each underwriter of the Corporation's securities covered by such a registration statement, each person who controls the Corporation within the meaning of the Securities Act, and each other stockholder including shares of Common Stock in the registration, each of such other stockholder's officers and directors and each person controlling such other stockholder, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation, such directors, officers, persons, or underwriters for any legal or any other expenses reasonably incurred in con-nection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written infor-mation furnished to the Corporation by an instrument duly executed by Optionee specifically for use therein.

     (c) Each party entitled to indemnification under this para-graph 5 (the Indemnified Party) shall give notice to the party required to provide indemnification (the Indemnifying Party) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an uncon-ditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

6.   Information by Optionee.

     Optionee shall furnish to the Corporation such written information regarding Optionee and the distribution proposed by Optionee as the Corporation may request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this paragraph.

7.   Transfer of Registration Rights.

     The rights to cause the Corporation to register the Registrable Securities granted to Optionee by the Corporation under paragraph 2 hereof may be assigned by Optionee to a transferee or assignee of any of the Registrable Securities, provided, that the Corporation is given written notice by Optionee at the time of or within a reasonable time after said transfer, stating that name and address of said transferee or assignee and identifying the secu-rities with respect to which such registration rights are being assigned.


                    Schedule 1.01(A)

              Items Excluded from Assets



    The following will be excluded from the Assets (i.e., Seller shall retain):

         1. The 200,000 shares of Purchaser common stock currently owned by Seller

         2. All tangible personal property of Sellers located at the office of Seller in Tulsa, Oklahoma, the aggregate value of which shall not exceed $10,000.